EXECUTION COPY

FIFTH AMENDED AND RESTATED
LONG-TERM CREDIT AGREEMENT

dated as of May 3, 2022

among

WHIRLPOOL CORPORATION
WHIRLPOOL CANADA HOLDING CO.
WHIRLPOOL EUROPE B.V.
WHIRLPOOL GLOBAL B.V.
WHIRLPOOL UK APPLIANCES LIMITED

CERTAIN FINANCIAL INSTITUTIONS

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

and

CITIBANK, N.A.,
as Syndication Agent

and

BNP PARIBAS
MIZUHO BANK, LTD.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agents

JPMORGAN CHASE BANK, N.A.
CITIBANK, N.A.
BNP PARIBAS SECURITIES CORP.
MIZUHO BANK, LTD.
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

EXHIBITS
Exhibit A    –    Note
Exhibit B    –    Assumption Agreement
Exhibit C    –    Assignment Agreement
Exhibit D    –    Compliance Certificate
Exhibit E    –    Borrowing Notice
Exhibit F    –    Dollar Continuation/Conversion Notice
Exhibit G    –    Euro Continuation/Conversion Notice

SCHEDULES
Schedule I    –    Commitments
Schedule II    –    Payment Offices of the Administrative Agent
Schedule III    –    Pricing Schedule
Schedule IV    –    Notices

FIFTH AMENDED AND RESTATED
LONG-TERM CREDIT AGREEMENT

    This Credit Agreement, dated as of May 3, 2022, is among Whirlpool Corporation, a Delaware corporation, Whirlpool Europe B.V., a Netherlands private company with limited liability having its corporate seat in Breda, The Netherlands, Whirlpool Canada Holding Co., a Nova Scotia unlimited company, Whirlpool Global B.V., a Netherlands private company with limited liability having its corporate seat in Breda, The Netherlands, Whirlpool UK Appliances Limited, a private limited company registered in England under company number 00106725, the other Borrowers from time to time party hereto, the Lenders from time to time party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent for such Lenders, Citibank, N.A., as Syndication Agent and BNP Paribas, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as Documentation Agents.

W I T N E S S E T H

    WHEREAS, Whirlpool, certain other borrowers, JPMorgan Chase Bank, N.A., individually and as Administrative Agent, and certain lenders named therein entered into that certain Fourth Amended and Restated Long-Term Credit Agreement, dated as of August 6, 2019 (the “Existing Long-Term Credit Agreement”) and

    WHEREAS, pursuant to the terms of this Credit Agreement, on the Amendment Effective Date, the Existing Long-Term Credit Agreement shall be amended and restated as hereafter set forth.

    NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

        Section 1.01.    Definitions.

As used in this Credit Agreement:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Credit Agreement, by which any Borrower or any Subsidiary of a Borrower (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or in a series of transactions) at least 25% (in number of votes) of the equity securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency).

“Additional Borrowing Subsidiary” means any Subsidiary of Whirlpool duly designated by Whirlpool pursuant to Section 2.09 to request Advances hereunder, which Subsidiary shall have satisfied the conditions precedent set forth in Section 5.02.

“Additional Commitment Lender” is defined in Section 2.13(d).
“Adjusted Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to (a) SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is an U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, plus (b) 0.10%. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Advance denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Credit Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as agent for the Lenders pursuant to Article 11, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article 11.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the applicable Borrower at the same time, of the same Type and Agreed Currency and, in the case of Term Benchmark Advances, for the same Interest Period.

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. As used herein, the term “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders hereunder (which, as of the date of this Credit Agreement, is $3,500,000,000), as amended from time to time pursuant to the terms hereof.

“Agreed Currency” means, subject to Section 3.04, (i) Dollars, (ii) euros and (iii) Sterling.

“Alternate Base Rate” means, on any date of determination and with respect to all Dollar-denominated Floating Rate Advances, a fluctuating rate of interest per annum equal to the sum of (a) the highest of (i) the Federal Funds Effective Rate most recently determined by the Administrative Agent plus 0.50% per annum, (ii) the Prime Rate and (iii) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such date of determination (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% plus (b) the Alternate Base Rate Margin for such date of determination; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any U.S. Government Securities Business Day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such U.S. Government Securities Business Day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); and provided, further, that if the Alternate Base Rate as so determined under clauses (a)(i), (ii) or (iii) above would be less than 1.00%, such rate shall be deemed to be equal to 1.00% for the purposes of this Credit Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate, respectively.

“Alternate Base Rate Margin” means a rate per annum determined in accordance with the Pricing Schedule.

“Amendment Effective Date” is defined in Section 5.01.

“AML Laws” means, with respect to Whirlpool or any of its Subsidiaries, all laws, rules, and regulations of any jurisdiction applicable to Whirlpool or such Subsidiary from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Laws” means, with respect to Whirlpool or any of its Subsidiaries, all laws, rules, and regulations of any jurisdiction applicable to Whirlpool or such Subsidiary from time to time concerning or relating to bribery or corruption including, without limitation, the UK Bribery Act 2010 and the United States Foreign Corrupt Practices Act of 1977.

“Applicable Screen Rate” means, with respect to Dollar-denominated Term Benchmark Advances, the Term SOFR Reference Rate and, with respect to Euro-denominated Term Benchmark Advances, the EURIBO Screen Rate.

“Arrangers” means JPMorgan Chase Bank, N.A., Citibank, N.A., BNP Paribas Securities Corp., Mizuho Bank, Ltd. and Wells Fargo Securities, LLC.
“Article” means an article of this Credit Agreement unless another document is specifically referenced.

“Assumption Agreement” means an agreement of a Subsidiary of Whirlpool addressed to the Lenders in substantially the form of Exhibit B hereto pursuant to which such Subsidiary agrees to become a “Borrower” and be bound by the terms and conditions of this Credit Agreement.

“Authorized Officer” means (i) the Chairman of the Board of Whirlpool, (ii) the Executive Vice President and Chief Financial Officer of Whirlpool, (iii) the Vice President and Treasurer of Whirlpool and (iv) any other officer of Whirlpool authorized by resolution of the Board of Directors of Whirlpool to execute and deliver on behalf of Whirlpool this Credit Agreement or any other Loan Document.

“Authorized Representative” means any Authorized Officer and any other officer, employee or agent of a Borrower designated from time to time as an Authorized Representative in a written notice from any Authorized Officer to the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.04(e).
“Bail-In Action” has the meaning specified in Section 10.14.
“Bankruptcy Code” means Title 11, United States Code, Sections 1 et seq., as the same may have been and may hereafter be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

“Benchmark” means, initially, with respect to any (i) Floating Rate Loan denominated in Sterling, SONIA or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.04(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in euro or Sterling, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)in the case of any Loan denominated in Dollars, the Adjusted Daily Simple SOFR;
(2)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and Whirlpool as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Credit Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Whirlpool for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 3.04 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 3.04.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” means, individually, Whirlpool or any Borrowing Subsidiary, and “Borrowers” means collectively, Whirlpool and each Borrowing Subsidiary.

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant UK Borrower within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by a relevant Lender to the relevant UK Borrower and the Administrative Agent.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.03(e).

“Borrowing Subsidiary” means, individually, Whirlpool Europe, Whirlpool Canada, Whirlpool Global, Whirlpool UK or any Additional Borrowing Subsidiary, and “Borrowing Subsidiaries” means, collectively, Whirlpool Europe, Whirlpool Canada, Whirlpool Global, Whirlpool UK and each Additional Borrowing Subsidiary.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that (a) in relation to Loans denominated in Sterling, “Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in London and (b) in relation to Loans denominated in euros and in relation to the calculation or computation of the EURIBO Rate, “Business Day” means any day which is a TARGET Day

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for LOC Obligations or obligations of Lenders to fund participations in respect of LOC Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time and (b) euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (ii) zero; plus (B) the applicable Central Bank Rate Adjustment; provided that if the Central Bank Rate as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Credit Agreement.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period and (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in euro for a maturity of one month.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, (i) for each Lender, the obligation of such Lender (a) to make Loans to the Borrowers under this Credit Agreement or (b) to purchase Participation Interests in Letters of Credit in accordance with Section 2.04(c), in each case not exceeding in the aggregate the amount set forth on Schedule I hereto or as set forth in an applicable Assignment Agreement in the form of Exhibit C hereto received by the Administrative Agent under the terms of Section 13.03, as such amount may be modified from time to time pursuant to the terms of this Credit Agreement and (ii) with respect to each Issuing Lender, the LOC Commitment. On the Amendment Effective Date, the maximum Commitment of each Lender shall be the amount set forth under “Commitment” on Schedule I hereto.

“Consolidated EBITDA” means, for any period, the consolidated net income of Whirlpool and its Consolidated Subsidiaries for such period (as determined in accordance with generally accepted accounting principles) plus (without duplication) (i) an amount, which in the determination of such net income has been deducted for (a) Consolidated Interest Expense for such period, (b) taxes in respect of, or measured by, income or excess profits of Whirlpool and its Consolidated Subsidiaries for such period, (c) identifiable and verifiable non-recurring cash restructuring charges in an amount not to exceed $100,000,000 in any twelve month period, (d) depreciation and amortization expense for such period, (e) non-cash charges, losses and expenses and fees for such period and (f) non-recurring, extraordinary or unusual charges, losses and expenses for such period, plus (or minus) (ii) to the extent included in the determination of such net income (x) losses (or income) from discontinued operations for such period and (y) losses (or gains) from the effects of accounting changes during such period, and minus (iii) to the extent not deducted in the determination of such net income, cash charges and expenses and fees related to class action or other lawsuits, arbitrations or disputes, product recalls, regulatory proceedings and governmental investigations (provided, for the avoidance of doubt, that in the case of this clause (iii), to the extent that any amounts in respect of any such charges, expenses and fees have been reserved for and have reduced Consolidated EBITDA during any prior period, such amounts shall not be subtracted in calculating Consolidated EBITDA for any subsequent period even if such previously reserved amounts are paid in cash during such subsequent period). For the purpose of calculating Consolidated EBITDA for any period, if during such period Whirlpool or one of its Consolidated Subsidiaries shall have made a Material Acquisition or Material Disposition, Consolidated EBITDA for such period shall, to the extent reasonably practicable, be calculated after giving pro forma effect to such Material Acquisition or Material Disposition as if such Material Acquisition or Material Disposition occurred on the first day of such period, as determined in good faith by Whirlpool and detailed, to the extent reasonably practicable, in the applicable Compliance Certificate.

“Consolidated Interest Expense” means, for any period, the consolidated interest expense of Whirlpool and its Consolidated Subsidiaries for such period (as determined in accordance with generally accepted accounting principles). For the purpose of calculating Consolidated Interest Expense for any period, if during such period Whirlpool or one of its Consolidated Subsidiaries shall have made a Material Acquisition or Material Disposition, Consolidated Interest Expense for such period shall, to the extent reasonably practicable, be calculated after giving pro forma effect to such Material Acquisition or Material Disposition as if such Material Acquisition or Material Disposition occurred on the first day of such period, as determined in good faith by Whirlpool and detailed, to the extent reasonably practicable, in the applicable Compliance Certificate; provided that Whirlpool shall not make such adjustments with respect to any Material Acquisition or Material Disposition unless adjustments are made to Consolidated EBITDA with respect to such Material Acquisition or Material Disposition.

“Consolidated Subsidiary” means, at any date as of which the same is to be determined, any Subsidiary the accounts of which would be consolidated with those of Whirlpool in its consolidated financial statements if such statements were prepared as of such date in accordance with generally accepted accounting principles.

“Control” is defined in the definition of Affiliate.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Whirlpool or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Convention” is defined in Section 10.10(c).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Agreement” means this Fifth Amended and Restated Long-Term Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“CTA” means the Corporation Tax Act 2009 of the United Kingdom.

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), an interest rate per annum equal to sum of (a) SONIA for the day that is five Business Days prior to (A) if such SONIA Interest Day is a Business Day, such SONIA Interest Day or (B) if such SONIA Interest Day is not a Business Day, the Business Day immediately preceding such SONIA Interest Day plus (b) the Daily Simple SONIA Margin for such day; provided that if the rate described in clause (a) above shall be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrowers.
“Daily Simple SONIA Margin” means a rate per annum determined in accordance with the Pricing Schedule.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means an event described in Article 8.

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Whirlpool in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified Whirlpool, the Administrative Agent or any Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or Whirlpool, to confirm in writing to the Administrative Agent and Whirlpool that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Whirlpool), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors (other than by way of an Undisclosed Administration (as defined below)) or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) upon delivery of written notice of such determination to Whirlpool, each Issuing Lender and each Lender. “Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Dollar Amount” of any currency at any date means (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount of Dollars if such currency is any currency other than Dollars, calculated at approximately 11:00 a.m.

(London Time) as set forth on the applicable Thomson Reuters Screen on the date of determination; provided that if more than one rate is listed then the applicable conversion rate shall be the arithmetic average of such rates. If for any reason such conversion rates are not available, the Dollar Amount shall be calculated using the arithmetic average of the spot buying rates for such currency in Dollars as quoted to the Administrative Agent by three foreign exchange dealers of recognized standing in the United States selected by the Administrative Agent at approximately 11:00 a.m. (London time) on any date of determination. The Dollar Amount of each Term Benchmark Advance shall be established two Business Days prior to the first day of each Interest Period with respect thereto.

“Dollar Continuation/Conversion Notice” is defined in Section 2.03(f).

“Dollars” and “$” each mean lawful money of the United States of America.

“Dutch Borrower” means each Borrower that is incorporated, established or organized under the laws of The Netherlands.

“Dutch Financial Supervision Act” means the Dutch Financial Supervision Act (Wet op het financieel toezicht) and the rules and regulations promulgated thereunder.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“EURIBO Rate” means, with respect to any Term Benchmark Advance denominated in euros and for any Interest Period, the sum of (a) the EURIBO Screen Rate, two TARGET Days prior to the commencement of such Interest Period plus (b) the Term Benchmark Margin for such day; provided that if the rate described in clause (a) above shall be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.
“EURIBO Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m.

Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with Whirlpool.
“euro” means the common currency of participating members of the European Union.

“Euro Continuation/Conversion Notice” is defined in Section 2.03(g).

“European Union” means the European countries that are signatories to the Treaty on European Union.

“Existing Long-Term Credit Agreement” is defined in the preamble to this Credit Agreement.

“Existing Termination Date” is defined in Section 2.13(a).

“Extending Lender” is defined in Section 2.13(b).

“Extension Date” is defined in Section 2.13(a).
“Facility Office” means the Lending Installation notified by a party to the Credit Agreement to the Administrative Agent in writing on or before the date it becomes a party the Credit Agreement (or, following that date, by not less than five Business Days’ written notice) as the Lending Installation through which it perform its obligations under this Credit Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement, or any treaty or convention entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the rate published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York for overnight Federal funds transactions with members of the Federal Reserve System; or (ii) if such rate is not so published for any day which is a Business Day, the quotation for such day on such transactions received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Finance Lease” means any lease in which the obligation for rentals with respect thereto is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles. For the avoidance of doubt, in no event shall any operating lease constitute a “Finance Lease”.

“Floating Rate Advance” means (a) a Dollar-denominated Advance which bears interest at the Alternate Base Rate or (b) a Sterling-denominated Advance which bears interest at Daily Simple SONIA.

“Floating Rate Loan” means (a) a Dollar-denominated Loan which bears interest at the Alternate Base Rate or (b) a Sterling-denominated Loan which bears interest at Daily Simple SONIA.

“Foreign Borrower” is defined in Section 10.10(b).

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Lender, such Defaulting Lender’s Ratable Share of the outstanding LOC Obligations with respect to Letters of Credit issued by such Issuing Lender other than LOC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Government Acts” is defined in Section 2.04(i)(i).

“Guaranteed Obligations” is defined in Section 4.01.

“Guaranty” of any Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, and shall include, without limitation, the contingent liability of such Person under or in relation to any letter of credit (or similar instrument), but shall exclude endorsements for collection or deposit in the ordinary course of business.

“HMRC DT Treaty Passport scheme” means the Board of H.M. Revenue and Customs Double Taxation Treaty Passport scheme.

“Indebtedness” means, without duplication, with respect to each Borrower and each Subsidiary of a Borrower, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of any of its Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens (other than Liens of such Borrower or Subsidiary of the type described in Sections 7.10(ii) and 7.10(iv) through (xviii) inclusive that are not otherwise included within this definition of “Indebtedness”) or payable out of the proceeds or production from any Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations under Finance Leases which would be shown as a liability on a balance sheet of such Person, (vi) net liabilities under any agreement, device or arrangement designed to protect at least one of the parties thereto from the fluctuation of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions (including any cancellation, buy back, reversal, termination or assignment thereof), (vii) Indebtedness of another Person for which such Person is obligated pursuant to a Guaranty, and (viii) obligations in respect of Recourse Securitizations. For the avoidance of doubt, in no event shall obligations of any such Person in respect of any operating lease constitute “Indebtedness.”

“Interest Coverage Ratio” means, as of any date of calculation thereof, the ratio of (i) Consolidated EBITDA for the twelve month period ending on such date to (ii) Consolidated Interest Expense for the twelve month period ending on such date.

“Interest Period” means, with respect to a Term Benchmark Advance, the period commencing on the date of such Advance and ending on the day that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to such Advance), as the applicable Borrower may elect and; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such Advance.

“Issuing Lender” means any of JPMorgan, Citibank, N.A., BNP Paribas, Mizuho Bank, Ltd., Wells Fargo Bank, National Association and any other Lender approved by Whirlpool (and consented to by such Lender).

“ITA” means the Income Tax Act 2007 of the United Kingdom.

“JPMorgan” means JPMorgan Chase Bank, N.A., and its successors.

“Lenders” means the financial institutions listed on the signature pages of this Credit Agreement, each commercial bank that shall become a party hereto pursuant to Section 2.03(c)(iii) and their respective permitted successors and assigns.
“Lending Installation” means any office, branch, subsidiary or affiliate of any Lender or the Administrative Agent.

“Letter of Credit” means any letter of credit issued by an Issuing Lender for the account of a Borrower in accordance with Section 2.04.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Finance Lease or other title retention agreement).

“Loan” means, with respect to a Lender, such Lender’s portion, if any, of any Advance.

“Loan Documents” means this Credit Agreement, each Note, the LOC Documents and the Assumption Agreements.

“LOC Commitment” means, for each Issuing Lender, the commitment of such Lender to issue Letters of Credit not exceeding the amount set forth on Schedule I hereto, provided that the aggregate face amount of all such issuances at any time outstanding (together with the amounts of any unreimbursed drawings thereon) shall not exceed the LOC Committed Amount.

“LOC Committed Amount” means $150,000,000, as it may be reduced from time to time pursuant to the terms hereof.

“LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations. The term “LOC Documents” shall not include any underlying agreements between the account party and the beneficiary of a Letter of Credit.

“LOC Obligations” means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the applicable Issuing Lender but not theretofore reimbursed by the applicable Borrower.

“Material Acquisition” means any acquisition or series of related acquisitions that involves consideration (including assumption of debt) with a fair market value, as of the date of the closing thereof, in excess of US$500,000,000; provided that Whirlpool may, in its sole discretion, treat an acquisition or series of related acquisitions that involve consideration of less than US$500,000,000 as a Material Acquisition.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of Whirlpool and its Subsidiaries taken as a whole, (ii) the ability of any Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Disposition” means any disposition of property or series of related dispositions of property that involves consideration (including assumption of debt) with a fair market value, as of the date of the closing thereof, in excess of US$500,000,000; provided that Whirlpool may, in its sole discretion, treat a disposition or series of related dispositions that involves consideration of less than US$500,000,000 as a Material Disposition.
“Material Subsidiary” means a Subsidiary of Whirlpool that would constitute a “Significant Subsidiary” under and as defined in Regulation S-X promulgated by the Securities and Exchange Commission.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their sole discretion.

“Netherlands” or “The Netherlands” means the European part of the Kingdom of the Netherlands.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.03 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” is defined in Section 2.13(b).
“Non-Recourse Obligations” of a Person means Indebtedness of such Person (i) incurred to finance the acquisition of property which property is subject to a Lien securing such Indebtedness and generates rentals or other payments sufficient to pay the entire principal of and interest on such Indebtedness on or before the date or dates for payment thereof, (ii) which does not constitute a general obligation of such Person but is repayable solely out of the rentals or other sums payable with respect to the property subject to the Lien securing such Indebtedness and the proceeds from the sale of such property because the holder of such Indebtedness (hereinafter called the “Holder”) shall have agreed in writing at or prior to the time such Indebtedness is incurred that (A) such Person shall not have any personal liability whatsoever (other than for (I) rentals or other sums received by such Person which are subject to the Lien securing such Indebtedness, (II) any other rights assigned to the Holder, (III) the proceeds from any sale or other disposition of the property subject to the Lien securing such Indebtedness and (IV) breach by such Person of any customary representation or warranty (such as a warranty as to ownership of property or a warranty of quiet enjoyment)), either in its capacity as the owner of the property or in any other capacity, to the Holder for any amounts payable with respect to such Indebtedness and that such Indebtedness does not constitute a general obligation of such Person, (B) the Holder shall look for repayment of such Indebtedness and the payment of interest thereon and all other payments with respect to such Indebtedness solely to the rentals or other sums payable with respect to the property subject to the Lien securing such Indebtedness and the proceeds from the sale of such property, and (iii) to the extent the Holder may legally do so, the Holder waives any and all rights it may have to make the election provided under 11 U.S.C. 1111(b)(l)(A) or any other similar or successor provisions against such Person.

“Note” means a promissory note in substantially the form of Exhibit A hereto, with appropriate insertions, duly executed and delivered to the Administrative Agent by the applicable Borrower for the account of a Lender and payable to such Lender, including any amendment, modification, renewal or replacement of such promissory note.

“Notice Date” is defined in Section 2.13(b).
“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans and the Notes, all LOC Obligations, all accrued and unpaid fees, all obligations of Whirlpool under Article 4 and all other reimbursements, indemnities or other obligations of the Borrowers to any Lender (including any Issuing Lender) or the Administrative Agent arising under the Loan Documents (including all interest and expenses accruing after the commencement of a proceeding under any bankruptcy law, whether or not constituting an allowed claim in such proceeding).

“Off-Balance Sheet Obligations” means, with respect to each Borrower and each Subsidiary of a Borrower, (i) the principal portion of such Person’s obligations under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product and (ii) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) provided such transaction is effected pursuant to limited recourse or non-recourse sales by, or is otherwise non-recourse to, such Borrower or such Subsidiary; provided that (a) any such agreement is of a type and on terms customary for comparable transactions in the good faith judgment of such Borrower or such Subsidiary and (b) such agreement does not create any interest in any asset other than accounts receivable (and property securing or otherwise supporting accounts receivable), proceeds of the foregoing, accounts into which such proceeds are paid or held and assets related thereto or otherwise customary for transactions of such type.

“Original Borrowers” is defined in Section 5.01.

“Participant” is defined in Section 13.02(a).

“Participant Register” is defined in Section 13.02(e).

“Participation Interest” means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in Section 2.04(c).

“Patriot Act” is defined in Article 16.

“Payment Date” means the last Business Day of each March, June, September and December.

“Payment Office” means with respect to the Administrative Agent for each of the Agreed Currencies (a) the office, branch or affiliate of the Administrative Agent specified as its “Payment Office” for such currency in Schedule II hereto or (b) such other office, branch, affiliate or correspondent bank of the Administrative Agent as it may from time to time specify to each Borrower and each Lender as its Payment Office for such currency.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which a Borrower or any other member of the Controlled Group may have any liability.

“Platform” is defined in Section 14.01(b).
“Pricing Schedule” means Schedule III attached hereto.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve

Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Property” of a Person means any and all property and assets, whether real, personal, tangible, intangible, or mixed, of such Person.

“Protesting Lender” is defined in Section 2.09.

“Purchaser” is defined in Section 13.03(a).

“Qualifying Lender” means:

(i)    a Lender which is beneficially entitled to interest payable to such Lender in respect of an extension of credit hereunder and is:
(A)    a Lender:
(1)    which is a bank (as defined for the purpose of s879 ITA) making an extension of credit hereunder and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of such extension of credit or would be within such charge as respects such payments apart from s18A CTA; or
(2)    in respect of an extension of credit hereunder by a Person that was a bank (as defined for the purpose of s879 ITA) at the time that such extension of credit was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of such extension of credit; or
(B)    a Lender which is:
(1)    a company resident in the United Kingdom for United Kingdom tax purposes;
(2)    a partnership each member of which is:
(a)    a company so resident in the United Kingdom; or
(b)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of s19 CTA) the whole of any share of interest payable in respect of that extension of credit that falls to it by reason of Part 17 CTA;
(3)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that extension of credit in computing the chargeable profits (within the meaning of s19 CTA) of that company; or
(C)    a Treaty Lender; or

(ii)    a Lender which is a building society (as defined for the purpose of s880 ITA) making an extension of credit hereunder.
“Ratable Share” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.11 when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Ratable Shares shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Recourse Securitization” means any transfer by Whirlpool or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers, in each case other than (i) any such transaction described in clause (ii) of the definition of Off-Balance Sheet Obligations and (ii) any such obligations to the extent that such obligations are subject to or otherwise supported by insurance. The “amount” or “principal amount” of any Recourse Securitization shall be deemed at any time to be the aggregate principal or stated amount of the indebtedness or other securities referred to in the first sentence of this definition or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Recourse Securitization, net of any such accounts receivable or interests therein that have been written off as uncollectible.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is the EURIBO Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) such Benchmark is SONIA, then four Business Days prior to such setting or (4) if such Benchmark is none of the Term SOFR Rate, the EURIBO Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion.

“Register” is defined in Section 13.03(c).

“Regulation U” means Regulation U of the Federal Reserve Board from time to time in effect and shall include any successor or other regulations or official interpretations of the Federal Reserve Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stock applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Federal Reserve Board from time to time in effect and shall include any successor or other regulations or official interpretations of the Federal Reserve Board relating to the obtaining of credit for the purpose of purchasing or carrying margin stock from (among others) member banks of the Federal Reserve System.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto and (iii) with respect to a Benchmark Replacement in respect of Loans denominated in euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Advance denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Advance denominated in euros, the EURIBO Rate or (iii) with respect to any Advance denominated in Sterling, Daily Simple SONIA.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

“Request Date” is defined Section 2.03(a).

“Required Lenders” means, at any time, Lenders in the aggregate holding more than 50% of the sum of the aggregate unpaid principal amount of the outstanding Advances and Participation Interests in LOC Obligations plus the aggregate unused Commitments each as in effect at such time, provided that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the Advances, Participation Interests and Commitment of such Lender at such time.

“Sanctioned Country” means, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, Switzerland or the Government of Canada or any of its agencies or departments, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or Switzerland, (c) the Government of Canada or any of its agencies or departments or (d) any other sanctions authority in the jurisdiction of organization of any Borrowing Subsidiary.

“Section” means a numbered Section of this Credit Agreement, unless another document is specifically referenced.

“Single Employer Plan” means a Plan maintained by Whirlpool or any member of the Controlled Group for employees of Whirlpool or any member of the Controlled Group.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Sterling” means the lawful money of the United Kingdom.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be, directly or indirectly, so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Whirlpool.

“Substantial Portion” means, with respect to the Property of Whirlpool and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of Whirlpool and its Subsidiaries as would be shown in the consolidated financial statements of Whirlpool and its Subsidiaries as at the last day of the most recent quarter for which financial statements have been delivered pursuant to Section 7.01 or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of Whirlpool and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in euro.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an extension of credit hereunder is either:

(i)    a company resident in the United Kingdom for United Kingdom tax purposes;
(ii)    a partnership each member of which is:
(A)    a company so resident in the United Kingdom; or
(B)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of s19 CTA) the whole of any share of interest payable in respect of that extension of credit that falls to it by reason of Part 17 CTA; or
(iii)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that extension of credit in computing the chargeable profits (within the meaning of s19 CTA) of that company.
“Taxes” is defined in Section 3.01(a).

“Term Benchmark Advance” means (a) a Dollar-denominated Advance which bears interest at the Adjusted Term SOFR Rate, other than pursuant to clause (iii) of the definition of Alternate Base Rate with respect to Term SOFR or (b) a euro-denominated Advance which bears interest at the EURIBO Rate.

“Term Benchmark Loan” means (a) a Dollar-denominated Loan which bears interest at the Adjusted Term SOFR Rate or (b) a euro-denominated Loan which bears interest at the EURIBO Rate.

“Term Benchmark Margin” means a rate per annum determined in accordance with the Pricing Schedule.

“Term SOFR Rate” means, with respect to any Term Benchmark Advance denominated in Dollars and for any tenor comparable to the applicable Interest Period, the sum of (a) the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator plus (b) the Term Benchmark Margin for such day; provided that if the rate described in clause (a) above shall be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Advance denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Termination Date” means the earlier of (a) the fifth anniversary of the Amendment Effective Date, subject to the extension thereof pursuant to Section 2.13 and (b) the date on which the Commitments terminate pursuant to the terms of this Credit Agreement; provided, however, that the Termination Date of any Lender that is a Non-Extending Lender to any requested extension pursuant to Section 2.13 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Credit Agreement.
“Treaty Lender” means a Lender which:

(i)    is treated as a resident of a Treaty State for the purposes of the relevant Treaty;
(ii)    does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in an extension of credit hereunder is effectively connected; and
(iii)    meets all other conditions in the relevant Treaty for full exemption from United Kingdom taxation on interest which relate to such Lender subject to the completion of all procedural formalities necessary to obtain clearance under the relevant Treaty to enable each relevant UK Borrower to obtain authorization to make all payments to which the Lender is entitled without deduction or withholding for on account of United Kingdom Taxes.
“Treaty on European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993), as amended from time to time.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“Type” means, with respect to any Loan or Advance, its nature as a Floating Rate Advance or Loan or a Term Benchmark Advance or Loan.

“UK Borrower” means any Borrower (i) that is organized or formed under the laws of England and Wales or (ii) payments from which under this Credit Agreement or any other Loan Document are subject to withholding Taxes imposed by the laws of the United Kingdom.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unused Commitment Fee Rate” means a rate per annum determined in accordance with the Pricing Schedule.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Whirlpool” means Whirlpool Corporation, a Delaware corporation, and its successors and assigns.

“Whirlpool Canada” means Whirlpool Canada Holding Co., an unlimited company amalgated under the laws of the Province of Nova Scotia, Canada, and its successors and assigns.

“Whirlpool Europe” means Whirlpool Europe B.V., a Netherlands private company with limited liability having its corporate seat in Breda, The Netherlands, and its successors and assigns.

“Whirlpool Global” means Whirlpool Global B.V., a Netherlands private company with limited liability having its corporate seat in Breda, The Netherlands, and its successors and assigns.

“Whirlpool UK” means Whirlpool UK Appliances Limited, a private limited company registered in England under company number 00106725, and its successors and assigns.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

    Section 1.02.    Accounting Terms and Determinations.

    Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles in the United States of America. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.01; provided, however, if (a) Whirlpool shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in generally accepted accounting principles or the rules promulgated with respect thereto or (b) either the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in generally accepted accounting principles affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Whirlpool to the Lenders as to which no such objection shall have been made.

    SECTION 1.03.    Interest Rates; Benchmark Notification.

    The interest rate on a Loan denominated in an Agreed Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.04(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Credit Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Credit Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Credit Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.04.    Other Interpretive Provisions.

    For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE 2

THE FACILITY

    Section 2.01.    Description of Facility.

    Upon the terms and subject to the conditions set forth in this Credit Agreement, the Lenders hereby grant to the Borrowers a revolving credit facility pursuant to which:

    (i)    each Lender severally agrees to make Loans in Agreed Currencies to each of the Borrowers in accordance with Section 2.03; and

    (ii)    each Issuing Lender agrees to issue Letters of Credit in Agreed Currencies for the account of each of the Borrowers in accordance with Section 2.04;

provided that (A) in no event may the Dollar Amount of the aggregate principal amount of all outstanding Advances plus the outstanding LOC Obligations exceed the Aggregate Commitment and (B) in no event may the Dollar Amount of the aggregate principal amount of all outstanding Loans made by a Lender plus such Lender’s ratable share of the outstanding LOC Obligations exceed such Lender’s Commitment.

    Section 2.02.    Availability of Facility; Required Payments.

    Subject to all of the terms and conditions of this Credit Agreement, each Borrower may borrow, repay and reborrow Advances and, subject to Section 2.04(a), request Letters of Credit at any time prior to the latest scheduled Termination Date. The Commitment of each Lender shall expire on the Termination Date applicable to such Lender. Each applicable Borrower promises to pay its outstanding Loans and its other unpaid Obligations in respect of each Lender in full on the Termination Date applicable to such Lender.

    Section 2.03.    Advances.

    (a)    Advances. Each Lender severally agrees, on the terms and conditions set forth in this Credit Agreement to make Loans to the Borrowers from time to time, from and including the Amendment Effective Date and prior to the Termination Date applicable to such Lender, in amounts the Dollar Amount of which shall not exceed in the aggregate at any one time outstanding the amount equal to the excess of (i) its Commitment over (ii) its Participation Interests. Each Advance hereunder shall consist of borrowings made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The Advances shall be repaid as provided by the terms of Sections 2.02 and 2.03(g).

    (b)    Types of Advances. The Advances may be Floating Rate Advances or Term Benchmark Advances, or a combination thereof, selected by the applicable Borrower in accordance with Sections 2.03(e), 2.03(f) and 2.03(g).

    (c)    Reductions or Increases in Aggregate Commitment. (i) Ratable Reductions. Whirlpool may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in an amount of $25,000,000 or an integral multiple of $5,000,000 in excess thereof, upon at least three Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the Dollar Amount of the aggregate principal amount of the outstanding Advances plus the outstanding LOC Obligations; provided further that any such notice may state by its terms that it is conditioned upon the effectiveness of other credit facilities, incurrences of Indebtedness, dispositions or other expected sources of funds, in which case such notice may be revoked by the applicable Borrower by notice to the Administrative Agent in the event that such condition is not satisfied.

(ii)    Non-Ratable Reduction. As long as no Default or Unmatured Default exists at the time of such request and at the time of reduction, Whirlpool shall have the right, at any time, upon at least ten Business Days’ notice to a Defaulting Lender (with a copy to the Agent), to terminate in whole such Lender’s Commitment. Such termination shall be effective, (x) with respect to such Lender’s unused Commitment, on the date set forth in such notice, provided, however, that such date shall be no earlier than ten Business Days after receipt of such notice and (y) with respect to each Loan outstanding to such Lender, in the case of a Base Rate Loan, on the date set forth in such notice and, in the case of a Term Benchmark Loan, on the last day of the then current Interest Period relating to such Loan. Upon termination of a Lender’s Commitment under this Section 2.03(c), the Borrowers will pay or cause to be paid all principal of, and interest accrued to the date of such payment on, Loans owing to such Lender and pay any accrued Unused Commitment Fees or Letter of Credit issuance fees payable to such Lender pursuant to the provisions of Section 2.07, and all other amounts payable to such Lender hereunder (including, but not limited to, any indemnification for Taxes under Section 3.01 and any increased costs or other amounts owing under Section 3.02 or 3.03); and upon such payments, the obligations of such Lender hereunder shall, by the provisions hereof, be released and discharged; provided, however, that such Lender’s rights under Sections 3.01, 3.02, 3.03, and 10.06, and its obligations under Section 11.08 shall survive such release and discharge as to matters occurring prior to such date. The aggregate amount of the Commitment of the Lenders once reduced pursuant to this Section 2.03(c)(ii) may not be reinstated.
(iii)    Increase. Whirlpool may request at any time and from time to time that the Aggregate Commitment be increased to a maximum amount of not more than $4,000,000,000; provided that (i) no increase in the Aggregate Commitment shall be made at a time when a Default or Unmatured Default shall have occurred and be continuing or would result from the requested increase, (ii) no increase in the Aggregate Commitment shall be made at any time after the Aggregate Commitment has been terminated in accordance with Section 2.03(c)(i), (iii) each partial increase shall be made in an aggregate amount at least equal to $10,000,000 and in integral multiples of $5,000,000 above such amount, (iv) to the extent that resolutions of Whirlpool previously delivered hereunder shall not have authorized such increase and borrowings, Whirlpool shall have delivered to the Administrative Agent certified resolutions of the Board of Directors of Whirlpool authorizing such increase and borrowings in connection therewith and (v) all of the representations and warranties set forth in Article 6 (except for (x) those contained in Sections 6.04, 6.05 and 6.07 and (y) those contained in Sections 6.06 and 6.12 solely as such representations and warranties relate to any Subsidiary acquired in connection with a Material Acquisition (including any Subsidiary of the target of such Material Acquisition) consummated within 30 days prior to the effective date of such increase) shall be true and correct in all material respects as of the date of such request and as of the effective date of such increase. Any Lender may refuse to participate in any proposed increase in the Aggregate Commitment, and failure to respond to any request to participate in an increase in the Aggregate Commitments shall be deemed to constitute a refusal to so participate. In the event of such a requested increase in the Commitment, Whirlpool shall consult with the Administrative Agent as to the number, identity and requested Commitments of increasing Lenders and additional financial institutions that the Administrative Agent may invite to participate in the aggregate Commitment, and the identity of such Lenders and allocations among such Lenders shall be as determined by Whirlpool in consultation with the Administrative Agent and the Issuing Lenders. The Administrative Agent will not unreasonably refuse to so invite a commercial bank organized, identified and requested by Whirlpool and approved by the Administrative Agent and each Issuing Lender (which approvals shall not be unreasonably withheld, conditioned or delayed); provided that each such assuming commercial bank shall, upon becoming a party to this Credit Agreement, become an increasing Lender. The Administrative Agent shall promptly notify Whirlpool and the Lenders of any increase in the amount of the Aggregate Commitment pursuant to this Section and of the respective adjusted Commitment and Ratable Share of each Lender after giving effect thereto. Each Borrower acknowledges that, in order to maintain Advances in accordance with the Ratable Share of each Lender, a non-pro-rata increase in the aggregate Commitment may require prepayment or funding of all or portions of certain Loans on the date of such increase (and any such prepayment or funding shall be subject to the other provisions of this Credit Agreement).
    (d)    Minimum Amount of Each Advance. Each Advance made or continued hereunder shall be in the minimum Dollar Amount of $5,000,000 or a higher integral multiple of $1,000,000; provided, however, that any Dollar-denominated Floating Rate Advance may be in the aggregate amount of the unused Aggregate Commitment.

    (e)    Method of Selecting Types and Interest Periods for New Advances. Subject to all of the terms and conditions of this Credit Agreement, each Borrower shall select the Type of Advance and, in the case of each Term Benchmark Advance, the Interest Period applicable thereto, for each Advance from time to time made to it. A Borrower shall give the Administrative Agent an irrevocable notice substantially in the form of Exhibit E hereto (a “Borrowing Notice”) not later than 1:00 P.M. (New York City time) (1) on the Borrowing Date of each Floating Rate Advance denominated in Dollars, (2) five Business Days before the Borrowing Date for each Floating Rate Advance denominated in Sterling, (3) three Business Days before the Borrowing Date for each Term Benchmark Advance denominated in Dollars, and (4) four Business Days before the Borrowing Date for each Term Benchmark Advance denominated in euro. A Borrowing Notice shall in accordance with all the terms and conditions of this Credit Agreement specify:

    (i)    the Borrower to which such Advance is to be made;

    (ii)    the Borrowing Date, which shall be a Business Day, of such Advance;

    (iii)    the Type of Advance selected;

    (iv)    the Agreed Currency of such Advance;

    (v)    the aggregate amount of such Advance;

    (vi)    in the case of each Term Benchmark Advance, the Interest Period applicable thereto; and

    (vii)    the account information for the account of the Borrower that shall be credited with the proceeds of such Advance.
    (f)    Continuation and Conversion of Dollar-Denominated Advances. Subject to all of the terms and conditions of this Credit Agreement, each Floating Rate Advance shall continue as a Floating Rate Advance unless and until such Floating Rate Advance is paid or converted into one or more Dollar-denominated Term Benchmark Advances. Subject to all of the terms and conditions of this Credit Agreement, each Term Benchmark Advance denominated in Dollars shall continue as a Dollar-denominated Term Benchmark Advance until the end of the then applicable Interest Period therefor, at which time such Term Benchmark Advance shall be automatically converted into a Floating Rate Advance unless (x) such Term Benchmark Advance is paid by the applicable Borrower or the applicable Borrower shall have given the Administrative Agent an irrevocable notice substantially in the form of Exhibit F hereto (a “Dollar Continuation/Conversion Notice”) requesting that, at the end of such Interest Period, such Term Benchmark Advance continue as a Dollar-denominated Term Benchmark Advance for the same or another specified Interest Period, be converted into one or more new Dollar-denominated Term Benchmark Advances each having a specified new Interest Period or be converted into a Floating Rate Advance or (y) any Default shall have occurred and be continuing. Accordingly, but subject to all of the terms and conditions of this Credit Agreement, each Borrower may elect from time to time to convert all or any part (subject to Section 2.03(d)) of a Dollar-denominated Advance of any Type made to it into the other Type of Dollar-denominated Advance; provided that any conversion of a Term Benchmark Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The applicable Borrower shall give the Administrative Agent a Dollar Continuation/Conversion Notice with respect to each continuation or conversion of a Dollar-denominated Advance not later than 12:00 Noon (New York City time) at least three Business Days prior to the date of the requested continuation or conversion, specifying in accordance with all of the terms and conditions of this Credit Agreement:

    (i)    the requested date, which shall be a Business Day, of such continuation or conversion;

    (ii)    the aggregate amount and Type of the Advance which is to be continued or converted;

    (iii)    the amount and Type(s) of the Dollar-denominated Advance(s) into which such Advance is to be continued or converted; and

    (iv)    in the case of each continuation of or conversion into a Dollar-denominated Term Benchmark Advance, the Interest Period applicable thereto (provided that if no Interest Period is specified, the applicable Borrower shall be deemed to have requested an Interest Period of one month).

    (g)    Payment or Continuation and Conversion of Euro Denominated Advances. Subject to all of the terms and conditions of this Credit Agreement, each Term Benchmark Advance denominated in euro shall continue as a Term Benchmark Advance until the end of the then applicable Interest Period therefor, at which time such Term Benchmark Advance shall mature and be payable by the applicable Borrower on the last day of the applicable Interest Period unless the applicable Borrower shall have given the Administrative Agent an irrevocable notice substantially in the form of Exhibit G hereto (a “Euro Continuation/Conversion Notice”) requesting that, at the end of such Interest Period, such Term Benchmark Advance either continue as a Term Benchmark Advance denominated in the same currency for the same or another specified Interest Period or be converted into one or more new Term Benchmark Advances each denominated in the same currency as that of the converted Term Benchmark Advance and having a specified new Interest Period; provided that if after giving effect to any such conversion or continuation, the aggregate Dollar Amount of the principal amount of all Advances plus the outstanding LOC Obligations would exceed the Aggregate Commitment, such Borrower shall prepay an aggregate principal amount of such Term Benchmark Advance on the last day of the Interest Period then ending such that the Dollar Amount of the aggregate principal amount of all outstanding Advances plus the outstanding LOC Obligations does not exceed the Aggregate Commitment. Accordingly, but subject to all of the terms and conditions of this Credit Agreement, each Borrower may elect from time to time to convert all or any part (subject to Section 2.03(d)) of a Term Benchmark Advance denominated in euro made to it into any other Term Benchmark Advance(s)

denominated in euro; provided that any such conversion shall be made on, and only on, the last day of the Interest Period applicable to the converted Term Benchmark Advance. The applicable Borrower shall give the Administrative Agent a Euro Continuation/Conversion Notice with respect to each continuation or conversion of a Term Benchmark Advance denominated in euro not later than 12:00 Noon (New York City time) at least four Business Days prior to the date of the requested continuation or conversion specifying in accordance with all of the terms and conditions of this Credit Agreement:

    (i)    the requested date, which shall be a Business Day, of such continuation or conversion;

    (ii)    the aggregate amount of the euro-denominated Term Benchmark Advance which is to be continued or converted;

    (iii)    the amount(s) of the Term Benchmark Advance(s) into which such Term Benchmark Advance is to be continued or converted; and

    (iv)    the Interest Period applicable to each new Term Benchmark Advance (provided that if no Interest Period is specified or if a Default has occurred and is continuing, the applicable Borrower shall be deemed to have requested an Interest Period of one month).

    (h)    Notice to Lenders. The Administrative Agent shall give prompt notice to each Lender of each Dollar Continuation/Conversion Notice and each Euro Continuation/Conversion Notice received by it.

    Section 2.04.    Letter of Credit Subfacility.

    (a)    Issuance. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein and upon the agreements of the other Lenders set forth in this Section 2.04, each Issuing Lender agrees to issue, and each Lender severally agrees to participate in the issuance by such Issuing Lender of, standby Letters of Credit in Agreed Currencies from time to time from the Amendment Effective Date until the date thirty days prior to latest scheduled Termination Date as any Borrower may request, in a form acceptable to such Issuing Lender; provided, however, that (i) the Dollar Amount of the LOC Obligations outstanding shall not at any time exceed the LOC Committed Amount, (ii) the Dollar Amount of the principal amount of all Advances plus the outstanding LOC Obligations shall not at any time exceed the Aggregate Commitment and (iii) the Dollar Amount of the LOC Obligations in respect of Letters of Credit issued by any Issuing Lender shall not at any time exceed the LOC Commitment of such Issuing Lender. No Issuing Lender shall issue any Letter of Credit if (x) the original expiry date of such Letter of Credit is more than one year from the date of issuance (provided that such Letter of Credit may contain customary “evergreen” provisions pursuant to which the expiry date is automatically extended by a specific time period unless such Issuing Lender gives notice to the beneficiary of such Letter of Credit at least a specified time period prior to the expiry date then in effect) or (y) such Letter of Credit has an expiry date extending beyond the date that is five Business Days before the Termination Date; provided that (i) no Letter of Credit may expire after the Termination Date of any Non-Extending Lender if, after giving effect to such issuance, the aggregate Commitments of the Lenders other than Non- Extending Lenders (including any replacement Lenders) for the period following such Termination Date would be less than the LOC Obligations and (ii) at the discretion of the applicable Issuing Lender, any Letter of Credit may have an expiry date beyond the date referred to in clause (y) above provided that the participation of each Lender in each such Letter of Credit shall terminate in full on the Termination Date applicable to such Lender. No Issuing Lender shall be under any obligation to issue any Letter of Credit if the issuance of such Letter of Credit would violate any applicable laws, rules, regulations or orders or any generally applicable policy of such Issuing Lender, including, without limitation, any order, judgment or decree of any government authority or arbitrator that by its terms purports to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender that prohibits, or requests that such Issuing Lender refrain from the issuance of letters of credit generally or such Letter of Credit in particular or that imposes upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Amendment Effective Date, or that imposes upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Amendment Effective Date and which such Issuing Lender in good faith deems material to it. Each Letter of Credit shall be a standby letter of credit and shall comply with the related LOC Documents. If requested by the Issuing Lender, the applicable Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. The issuance and expiry dates of each Letter of Credit shall be a Business Day. Notwithstanding anything herein to the contrary, the Issuing Lender shall have no obligation hereunder to issue any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Credit Agreement.

    (b)    Notice and Reports. Any Borrower may request the issuance of a Letter of Credit by submitting a request therefor to the applicable Issuing Lender (by completion of the appropriate application forms of such Issuing Lender) at least three Business Days prior to the requested date of issuance. At least quarterly (and more frequently upon request) such Issuing Lender shall provide to the Administrative Agent a detailed report specifying the Letters of Credit issued by such Issuing Lender which are then issued and outstanding. The Administrative Agent shall disseminate promptly to each of the Lenders the information provided by such Issuing Lender pursuant to this subsection (b).

    (c)    Participation. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the applicable Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (ratably in proportion to the ratio that its respective Commitment bears to the Aggregate Commitment) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to such Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender’s Participation Interest in any Letter of Credit, to the extent that the applicable Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Administrative Agent for the account of such Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Administrative Agent of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse each Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Unmatured Default, a Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the applicable Borrower to reimburse the applicable Issuing Lender under any Letter of Credit, together with interest as hereinafter provided. Each Lender acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s ratable share of the obligations under such Letter of Credit at each time such Lender’s Commitment is amended pursuant to an assignment in accordance with Section 13.01 or otherwise pursuant to this Credit Agreement.

    (d)    Reimbursement.

(i)The Issuing Lender for any Letter of Credit shall, within the time allowed by applicable laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit.  Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the applicable Borrower in writing of such demand for payment if such Issuing Lender has or will honor a drawing thereunder. The applicable Borrower promises to reimburse the applicable Issuing Lender (such reimbursement to be made to the Administrative Agent for the account of such Issuing Lender) on the day of drawing under any Letter of Credit either in same day funds in the same Agreed Currency as the related drawing or with an Advance in Dollars in the Dollar Amount of such drawing. Unless such Borrower shall promptly notify the Administrative Agent and the applicable Issuing Lender that such Borrower intends to otherwise reimburse such Issuing Lender for such drawing, such Borrower shall be deemed to have requested that the Lenders make an Advance in Dollars in the Dollar Amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. Each Issuing Lender will promptly notify the Administrative Agent, who shall, in turn, promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of such Issuing Lender in Dollars and in immediately available funds, the Dollar Amount of such Lender’s pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Administrative Agent if such notice is received at or before 11:00 A.M. (New York City time), and otherwise such payment shall be made at or before 1:00 P.M. (New York City time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Administrative Agent for the account of the applicable Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of such Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Administrative Agent for the account of such Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Lender’s obligation to make such payment to the applicable Issuing Lender, and the right of such Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of an Unmatured Default or a Default or the acceleration of the obligations of the Borrowers hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Administrative Agent for the account of the applicable Issuing Lender, such Lender shall, automatically and without any further action on the part of the Administrative Agent, such Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to such Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the applicable Borrower with respect thereto.

(ii)Each Borrower’s reimbursement obligations as provided in this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Credit Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any Letter of Credit or this Credit Agreement, or any term or provision therein, (B) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (D) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower's obligations hereunder.

    (e)    Repayment with Advances. On any day on which a Borrower shall have requested, or been deemed to have requested an Advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that an Advance has been requested or deemed requested by such Borrower to be made in connection with a drawing under a Letter of Credit, in which case an Advance comprised of Dollar-denominated Floating Rate Loans in the Dollar Amount of the unreimbursed drawing shall be immediately made to such Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.01) ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment (determined before giving effect to any termination of the Commitments pursuant to Section 9.01) and the proceeds thereof shall be paid directly to the Administrative Agent for the account of the applicable Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Advance immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for Advances otherwise required hereunder, (ii) whether any conditions specified in Section 5.03 are then satisfied, (iii) whether an Unmatured Default or a Default then exists, (iv) failure for any such request or deemed request for such Advance to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Advances are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Advance cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the applicable Borrower on or after such date and prior to such purchase) from the applicable Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment (determined before giving effect to any termination of the Commitments pursuant to Section 9.01)), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Administrative Agent for the account of such Issuing Lender, to the extent not paid to such Issuing Lender by the applicable Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two Business Days of the date of the Advance, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

    (f)    Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.04(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of any Subsidiary of a Borrower, provided that notwithstanding such statement, such Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect such Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit.

    (g)    Renewal, Extension. The amendment, renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

    (h)    Uniform Customs and Practices. The Issuing Lenders may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the “UCP”) or the International Standby Practices 1998 (the “ISP98”), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

    (i)    Indemnification; Nature of Issuing Lenders’ Duties.

    (i)    In addition to its other obligations under this Section 2.04, each Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees), other than Taxes, which shall be governed by Sections 3.01 and 3.02, that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the applicable Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”).

    (ii)    As between the Borrowers and the Lenders (including the Issuing Lenders), the applicable Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the Administrative Agent nor any Lender (including the Issuing Lenders), nor any of their Related Parties shall be responsible: (A) for reason of or in connection with the issuance or transfer of any Letter of Credit; (B) for any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in Section 2.04(d)(ii) hereof); (C) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (D) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (E) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; (G) for any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; and (H) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the applicable Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the applicable Borrower to the extent permitted by applicable law) suffered by the applicable Borrower that are caused by the Issuing Lender's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith and willful misconduct on the part of the Issuing Lender (as determined by a court of competent jurisdiction by final and nonappealable judgment), the Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. None of the above shall affect, impair, or prevent the vesting of any Issuing Lender’s rights or powers hereunder.

    (iii)    In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including a Issuing Lenders), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to any Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lenders) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrowers, including, without limitation, any and all Government Acts. No Lender (including the Issuing Lenders) shall, in any way, be liable for any failure by any Issuing Lender to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Issuing Lender.

    (iv)    Nothing in this Section 2.04(i) is intended to limit the reimbursement obligations of any Borrower contained in subsection (d) above. The obligations of each Borrower under this Section 2.04(i) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lenders) to enforce any right, power or benefit under this Credit Agreement.

    (v)    Notwithstanding anything to the contrary contained in this Section 2.04(i), no Borrower shall have any obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender (A) arising solely out of the gross negligence, bad faith or willful misconduct of such Issuing Lender, as determined by a court of competent jurisdiction by final and nonappealable judgment, or (B) caused by such Issuing Lender’s failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

    (j)    Responsibility of Issuing Lenders. It is expressly understood and agreed that the obligations of the Issuing Lenders hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lenders shall be entitled to assume that the conditions precedent set forth in Section 5.03 have been satisfied unless it shall have acquired actual knowledge or received written notice from the applicable Borrower, the Administrative Agent or any Lender that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.04 shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this Section 2.04 in the event that it is determined by a court of competent jurisdiction by final and nonappealable judgment that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of such Issuing Lender.

    (k)    Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

    (l)    Appointment of Issuing Lender. Each of the Lenders listed on Schedule I hereto as having “LOC Commitments” is hereby appointed as Issuing Lender hereunder and under each other Loan Document and each of the Lenders authorizes each Issuing Lender to act on behalf of the Lenders with respect to any Letters of Credit and related LOC Documents.

    Section 2.05.    Reserved.

    Section 2.06.    Reserved.

    Section 2.07.    Fees.

    (a)    Unused Commitment Fee. Whirlpool hereby agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender), ratably in proportion to their Commitments, a commitment fee at the Unused Commitment Fee Rate on the excess of (i) the daily actual amount of the Aggregate Commitment of the Lenders over (ii) all Loans plus LOC Obligations of the Lenders, for the period from and including the Amendment Effective Date to but excluding the Termination Date applicable to such Lender, which fee shall be payable quarterly in arrears on each Payment Date and on the Termination Date applicable to such Lender.

    (b)    Administration Fees. Whirlpool hereby agrees to pay to the Administrative Agent for its own account such arrangement and administration fees as are heretofore and hereafter agreed upon in writing by Whirlpool and the Administrative Agent.

    (c)    Letter of Credit Fees.

    (i)    In consideration of the issuance of Letters of Credit hereunder, each Borrower hereby agrees to pay to the Administrative Agent, for the account of each Lender (other than a Defaulting Lender), an issuance fee on the actual daily maximum amount available to be drawn under each such Letter of Credit issued for the account of such Borrower computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Term Benchmark Margin in effect from time to time; such issuance fee shall be allocated among the Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment and shall be payable quarterly in arrears on each Payment Date and on the Termination Date applicable to such Lender.

    (ii)    In addition to the issuance fee payable pursuant to clause (i) above, each Borrower hereby agrees to pay to each Issuing Lender, without sharing by the other Lenders (A) a letter of credit fronting fee on the actual daily maximum amount available to be drawn under each Letter of Credit issued for the account of such Borrower computed at a per annum rate as agreed between Whirlpool and such Issuing Lender, for each day from the date of issuance to the date of expiration (which fronting fee shall be shall be payable quarterly in arrears on each Payment Date, and on the Termination Date applicable to such Issuing Lender) and (B) the customary charges from time to time of such Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

    Section 2.08.    General Facility Terms.

    (a)    Method of Borrowing. On each Borrowing Date, each applicable Lender shall make available its Loan or Loans, if any, in the requested Agreed Currency, (i) if such Loan is denominated in Dollars, not later than 2:00 P.M. (New York City time) in funds immediately available to the Administrative Agent, at its address specified in or pursuant to Article 14 and (ii) if such Loan is denominated in another currency, not later than 12:00 Noon, local time in the city of the Administrative Agent’s Payment Office for such currency, in funds immediately available to the Administrative Agent, at the Administrative Agent’s Payment Office for such currency. The Administrative Agent will make the funds so received from the applicable Lenders available to the applicable Borrower at the Administrative Agent’s aforesaid address. Notwithstanding the foregoing provisions of this Section 2.08(a), to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan denominated in the same Agreed Currency as that of the maturing Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

    (b)    Prepayments.

    (i)    Optional Prepayments. Each Borrower may from time to time prepay all of its outstanding Floating Rate Advances, or, in a minimum aggregate Dollar Amount of $5,000,000 (and in integral multiples of $1,000,000 if in excess thereof), any portion of the outstanding Floating Rate Advances. The applicable Borrower shall give the Administrative Agent notice with respect to each such prepayment not later than 3:00 p.m. (New York City time) one Business Day prior to the date of the requested prepayment. Each Borrower may from time to time prepay all of its outstanding Term Benchmark Advances, or, in a minimum aggregate Dollar Amount of $5,000,000 and in integral multiples of $1,000,000 if in excess thereof, any portion of the outstanding Term Benchmark Advances. The applicable Borrower shall give the Administrative Agent notice with respect to each such prepayment not later than 3:00 p.m. (New York City time) three Business Days prior to the date of the requested prepayment; provided that any such notice may state by its terms that it is conditioned upon the effectiveness of other credit facilities, incurrences of Indebtedness, dispositions or other expected sources of funds, in which case such notice may be revoked by the applicable Borrower by notice to the Administrative Agent in the event that such condition is not satisfied. Any such prepayment pursuant to the foregoing provisions of this Section 2.08 of a Term Benchmark Advance prior to the end of its applicable Interest Period shall be subject to the provisions of Section 3.05.

    (ii)    Mandatory Prepayments.

    (A)    Aggregate Commitment. If at any time, the sum of the Dollar Amount of the aggregate outstanding principal amount of Advances plus LOC Obligations shall exceed 103% of the Aggregate Commitment, the Borrowers immediately shall prepay outstanding Advances and (after all Advances have been repaid) cash collateralize LOC Obligations, in an amount sufficient to eliminate such excess.

    (B)    LOC Committed Amount. If at any time, the sum of the Dollar Amount of the aggregate principal amount of LOC Obligations shall exceed 103% of the LOC Committed Amount, the Borrowers immediately shall cash collateralize LOC Obligations in an amount sufficient to eliminate such excess.

    (c)    Interest Rates; Interest Periods. Subject to Section 2.08(d), (i) each Floating Rate Advance (and each Floating Rate Loan making up such Floating Rate Advance) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Term Benchmark Advance pursuant to Section 2.03(f) to but excluding the date it is paid or is converted into a Term Benchmark Advance pursuant to Section 2.03(f), at a rate per annum equal, in the case of Dollar-denominated Floating Rate Advances, to the Alternate Base Rate for such day and, in the case of Sterling-denominated Floating Rate Advances, to Daily Simple SONIA for such day and (ii) each Term Benchmark Advance (and each Term Benchmark Loan making up such Term Benchmark Advance) shall bear interest on the outstanding principal amount thereof from and including the first day of each Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal, in the case of Dollar-denominated Term Benchmark Advances, to the Adjusted Term SOFR Rate for each day during such Interest Period and, in the case of euro-denominated Term Benchmark Advances, to the EURIBO Rate for each day during such Interest Period. Changes in the rate of interest on each Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate or Daily Simple SONIA, as applicable. No Interest Period shall end after the latest scheduled Termination Date.

    (d)    Rate after Certain Defaults.

    (i)    During the existence of any Default under Section 8.02(i), each Advance (and each Loan making up such Advance) not paid when due, whether by acceleration or otherwise, and any reimbursement obligation arising from any Letter of Credit not paid when due shall, in each case, bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance matures (or the date such reimbursement obligation arises), whether by acceleration or otherwise, to but excluding the date it is paid, at the rate otherwise applicable to such Advance plus 2% per annum or, if no rate is applicable, the Alternate Base Rate plus 2% per annum, payable on demand.

    (ii)    During the existence of any Default under Section 8.02(ii), to the fullest extent permitted by law and provided that Whirlpool shall have received notice at least one Business Day prior to the imposition thereof, the amount of any interest, fee or other amount payable hereunder that is not paid when due shall bear interest for each day from and including the date such payment is due, to but excluding the date it is paid, at the Alternate Base Rate plus 2% per annum, payable on demand.

    (iii)    During the existence of any Default, the Required Lenders may, at their option, by notice to the Borrowers, declare that no Advance may be converted into or continued as a Dollar-denominated Term Benchmark Advance.

    (e)    Interest Payment Dates; Interest Basis. (i) Generally. Interest accrued on each Dollar-denominated Floating Rate Advance shall be payable on each Payment Date, commencing on the first such date to occur after the date hereof, on any date on which such Floating Rate Advance is prepaid or converted, whether due to acceleration or otherwise, at maturity and thereafter on demand. Interest accrued on each Sterling-denominated Floating Rate Advance shall be payable on each date that is on the numerically corresponding date in each calendar month that is one month after the borrowing of such loan. commencing on the first such date to occur after the date hereof, on any date on which such Floating Rate Advance is prepaid, whether due to acceleration or otherwise, at maturity and thereafter on demand. Subject to the next sentence, interest accrued on each Term Benchmark Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Term Benchmark Advance is prepaid, whether due to acceleration or otherwise, at maturity and thereafter on demand. Interest accrued on each Term Benchmark Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval (in the case of Term Benchmark Advances) during such Interest Period. Interest on all Term Benchmark Advances, all Dollar-denominated Floating Rate Advances which bear interest based on the Federal Funds Effective Rate or the Adjusted Term SOFR Rate and all fees due hereunder shall be calculated for the actual number of days elapsed on the basis of a 360-day year. Interest on all Dollar-denominated Floating Rate Advances which bear interest based on the Prime Rate and all Sterling-denominated Floating Rate Advances shall be calculated for the actual number of days elapsed on the basis of a 365, or when appropriate 366, day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 Noon (local time) at the place of payment. If any payment of principal of, or interest on, an Advance or of fees due hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment such extension of time shall be included in computing interest in connection with such payment. Each Borrower promises to pay interest on its respective Advances as provided in this Section 2.08(e).

(ii)    Interest Act (Canada). With respect to Advances made to Whirlpool Canada, whenever any interest under this Credit Agreement is calculated using a rate based on a year of 360 or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to the applicable rate based on a year of 360 or 365, as the case may be, multiplied by a fraction, the numerator of which is the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends and the denominator of which is 360 or 365, as the case may be.
(iii)    Nominal Rates; No Deemed Reinvestment. With respect to Advances made to Whirlpool Canada, the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Credit Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for reinvestment or otherwise, before and after maturity, default and judgment. The rates of interest specified in this Credit Agreement are intended to be nominal rates and not effective rates. Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.
(iv)    Interest Paid by Whirlpool Canada. Notwithstanding any provision of this Credit Agreement, in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code (Canada)) payable by Whirlpool Canada under this Credit Agreement exceed the effective annual rate of interest on the “credit advanced” (as defined in that Section) under this Credit Agreement lawfully permitted by that Section and, if any payment, collection or demand pursuant to this Credit Agreement in respect of “interest” (as defined in that Section) is determined to be contrary to the provisions of that Section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Whirlpool Canada and the Lenders and the amount of such payment or collection shall be refunded to Whirlpool Canada. For the purposes of this Credit Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lenders will be prima facie evidence of such rate.
    (f)    Method of Payment.

    (i)    General. Each Advance and each reimbursement obligation with respect to a drawing under a Letter of Credit shall be paid, repaid or prepaid in the currency in which such Advance or the related drawing was made in the amount borrowed or paid and interest payable thereon shall be paid in such currency. Subject to the last sentence of Section 2.08(a), (A) all amounts of principal, interest, fees and other Obligations payable by the Borrowers in Dollars under the Loan Documents shall be made in Dollars by 1:00 P.M. (New York City time) on the date when due in funds immediately available, without condition or deduction for any counterclaim, defense, recoupment or setoff, to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article 14, or at such other Lending Installation of the Administrative Agent as may be specified in writing by the Administrative Agent to the Borrowers and (B) all other amounts of principal, interest and other Obligations payable by the Borrowers in any currency other than Dollars under the Loan Documents shall be made in such currency by 12:00 Noon (local time) on the date when due, in funds immediately available, without condition or deduction for any counterclaim, defense, recoupment or setoff, for the account of the Administrative Agent, as applicable, at its Payment Office for such currency. Prior to the existence of a Default, all amounts due hereunder and all payments of reimbursement obligations arising from drawings under Letters of Credit shall be made ratably among all of the Lenders in the case of all payments (other than reimbursement obligations under Letters of Credit paid to and fronting fees retained by the applicable Issuing Lender for its own account and the administrative fees retained by the Administrative Agent for its own account. Except as provided in Section 9.01(b), during the existence of any Default, all payments of principal due hereunder and all payments of reimbursement obligations arising from drawings under Letters of Credit shall be applied ratably among all outstanding Advances and Participation Interests. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly, but in any event not later than the close of business on the date received by the Administrative Agent if received by the Administrative Agent by 12:00 Noon (local time), by the Administrative Agent to such Lender in the same type and currency of funds which the Administrative Agent received at such Lender’s address specified pursuant to Article 14 or at any Lending Installation specified by such Lender in a written notice received by the Administrative Agent. If the Administrative Agent shall fail to pay any Lender the amount due such Lender pursuant to this Section when due, the Administrative Agent shall be obligated to pay to such Lender interest on the amount that should have been paid hereunder for each day from the date such amount shall have become due until the date such amount is paid at the Federal Funds Effective Rate for such day. Notwithstanding the foregoing provisions of this Section 2.08(f), if, after the making of any Advance or issuance of any Letter of Credit in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that different types of such currency (the “New Currency”) are introduced and the type of currency in which the Advance was made or such Letter of Credit was issued (the “Original Currency”) no longer exists or the applicable Borrower is not able to make payment to the Administrative Agent for the account of the applicable Lenders in such Original Currency, then all payments to be made by such Borrower hereunder or under any other Loan Document in such currency shall be made in such amount and such type of the New Currency as shall be equivalent (based upon market value) to the amount of such payment otherwise due hereunder or under such Loan Document in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this Section 2.08(f), if, after the making of any Advance or issuance of any Letter of Credit in any currency other than Dollars, the applicable Borrower is not able to make payment to the Administrative Agent for the account of the applicable Lenders in the type of currency in which such Advance was made or such Letter of Credit was issued (or in any New Currency as set forth above) because of the imposition of any such currency control or exchange regulation, then such Advance or reimbursement obligations shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Advance or such reimbursement obligations. In the event any amount paid to any Lender hereunder is rescinded or must otherwise be returned by the Administrative Agent each Lender shall, upon the request of the Administrative Agent repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Effective Rate, and thereafter, the Alternate Base Rate plus two percent (2%) per annum.

    (g)    Evidence of Debt; Telephonic Notices. Each Lender is hereby authorized to record, in accordance with its usual practice, the date, the currency, the amount and the maturity of each of its Loans made hereunder; provided, however, that any failure to so record shall not affect any Borrower’s obligations under this Credit Agreement. Upon the request of any Lender made through the Administrative Agent such Lender’s Loans shall be evidenced by a Note. Except as otherwise set forth herein, each Borrower hereby authorizes the Lenders and the Administrative Agent to extend or continue Advances and effect selections of Types of Advances based on telephonic notices made by any Person or Persons the Administrative Agent or any Lender reasonably believes to be an Authorized Representative. If requested by the Administrative Agent or any Lender, each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice given by it signed by an Authorized Representative. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

    (h)    Notification of Advances, Interest Rates and Prepayments. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Dollar Continuation/Conversion Notice, Euro Continuation/Conversion Notice, and repayment notice received by it hereunder. In addition, with respect to each Borrowing Notice, the Administrative Agent shall notify each Lender of its pro rata share of the Advance to be made pursuant to such Borrowing Notice. The Administrative Agent will notify the applicable Borrower and each Lender of the interest rate applicable to each Term Benchmark Advance promptly upon determination of such interest rate and will give each Borrower and each Lender prompt notice of each change in the Alternate Base Rate and, if any Floating Rate Advance denominated in Sterling is then outstanding, Daily Simple SONIA; provided, however, that the Administrative Agent’s failure to give any such notice will not affect any Borrower’s obligation to pay interest to the Lenders at the applicable interest rate.

    (i)    Non-Receipt of Funds by the Administrative Agent. Unless the applicable Borrower or Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the applicable Lenders, that it does not intend to make such scheduled payment, the Administrative Agent may assume that such scheduled payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such scheduled payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such scheduled payment to the Administrative Agent, the recipient of such scheduled payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of such a repayment due from a Lender, the Federal Funds Effective Rate for such day, or (y) in the case of such a repayment due from a Borrower, the interest rate applicable to the relevant Loan.

    (j)    [Reserved].

    (k)    Lending Installations. Subject to Section 3.06, each Lender may (i) from time to time book its Loans at any Lending Installation(s) selected by such Lender, and (ii) by written or telecopy notice to the Administrative Agent and the Borrowers, designate (or change any such prior designation) a Lending Installation through which Loans of a particular Type will be made by it and for whose account payments on such Loans are to be made. All terms of this Credit Agreement shall apply to any such Lending Installation and any Notes of a Lender shall be deemed held by such Lender for the benefit of its appropriate Lending Installation. Each Lender will notify the Administrative Agent and Whirlpool on or prior to the date of this Credit Agreement of the Lending Installation which it intends to utilize for each Type and currency of Loan hereunder.

    (l)    Withholding Tax Exemption.

        (i)    Any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax on interest paid by a Borrower incorporated in the United States;

        (ii)    Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

    (A)    (1)    on or before the date of any payment by a Borrower incorporated in the United States under this Credit Agreement to such Lender, deliver to the Borrowers incorporated in the United States and the Administrative Agent two duly completed copies of: (i) United States Internal Revenue Service Form W-8BEN, or W-8BEN-E, as applicable, (ii) United States Internal Revenue Service Form W-8ECI, or (iii) United States Internal Revenue Service Form W-8IMY, accompanied by United States Internal Revenue Service Form W-8ECI, W-8BEN, or W-8BEN-E, as applicable, or successor applicable form, as the case may be; provided that if the form provided by a Lender at the time such Lender first becomes a party to this Credit Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from the obligation to gross up pursuant to under Section 3.01(c);

            (2)    deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

            (3)    obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Administrative Agent; or

        (B)    in the case of any such Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (1) represent to the Borrowers (for the benefit of the Borrowers and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (2) agree to furnish to the Borrowers, on or before the date of any payment by the Borrowers, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or W-8BEN-E, as applicable, or successor applicable form certifying to such Lender’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Credit Agreement (and to deliver to the Borrowers and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrowers or the Administrative Agent for filing and completing such forms), and (3) agree, to the extent legally entitled to do so, upon reasonable request by the Borrowers, to provide to the Borrowers (for the benefit of the Borrowers and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement; provided, that any Lender that delivers the forms and representation provided in this clause (B) must also deliver to the Borrowers or the Administrative Agent two accurate, complete and signed copies of either Internal Revenue Service Form W-8BEN, or W-8BEN-E, as applicable, or W-8ECI, or, in each case, an applicable successor form, establishing a complete exemption from withholding of United States federal income tax imposed on the payment of any fees, if applicable, to such Lender.

    Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 13.02 or 13.03 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (i); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (i) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

        (iii)    If any withholding, deduction or other taxes (whether United States, Netherlands, Canada or otherwise) shall be or become applicable after the date of this Credit Agreement to any payments by any of the Borrowers to a Lender hereunder or under any other Loan Document, such Lender shall use reasonable efforts to make, fund or maintain the Loan or Loans or issuance of or participations in Letters of Credit, as the case may be, through another Lending Installation located in another jurisdiction so as to reduce, to the fullest extent possible, the liability of the relevant Borrowers hereunder, if the making, funding or maintenance of such Loan or Loans and the issuance of and participations in Letters of Credit through such other Lending Installation does not, in the reasonable judgment of the Lender, materially affect the Lender of such Loan or Letter of Credit.

        (iv)    If a payment made to a Lender would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section

1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers, at the time or times prescribed by law and at such time or times reasonably requested in writing by the Borrowers, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested in writing by the Borrowers as may be necessary for the Borrowers to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this Section 2.08(l)(iii) “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

        (v)  Additional United Kingdom Withholding Tax Matters. (A)  Subject to (B) below, each Lender and each UK Borrower which makes a payment to such Lender shall cooperate in completing any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

        (B)    (1) In the case of a Lender on the Amendment Effective Date that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Credit Agreement, its scheme reference number and its jurisdiction of tax residence are as set forth on its signature page to this Credit Agreement; and

            (2)  a Lender which becomes a Lender hereunder after the Amendment Effective Date that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Credit Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent, and

            (3) Upon satisfying either clause (1) or (2) above, such Lender shall have satisfied its obligation under paragraph (v)(A) above.

        (C)  If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (v)(B) above, the UK Borrower(s) shall make a Borrower DTTP Filing with respect to such Lender, and shall promptly provide such Lender with a copy of such filing; provided that, if:

            (1) a UK Borrower making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender; or

            (2) a UK Borrower making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but:

(aa) such Borrower DTTP Filing has been rejected by HM Revenue & Customs; or
(bb) HM Revenue & Customs has not given such UK Borrower authority to make payments to such Lender without a deduction for tax within 60 days of the date of such Borrower DTTP Filing;
and in each case, such UK Borrower has notified that Lender in writing of either (aa) or (bb) above, then such Lender and such UK Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.
        (D)  If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (v)(B) above, no UK Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

        (E)  Each UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

        (F) Each Lender shall notify each UK Borrower and the Administrative Agent if it determines in its sole discretion that it ceases to be a Qualifying Lender (including if it ceases to be entitled to claim the benefits of an income tax treaty to which the United Kingdom is a party with respect to payments made by any U.K. Borrower hereunder).

    (m)    Allocation of the Aggregate Commitment Among the Borrowers. The Borrowers understand and agree that (i) subject to the terms and conditions of this Credit Agreement, the Lenders will honor Borrowing Notices and requests for the issuance of Letters of Credit in the order received by the Administrative Agent and (ii) as a result, one or more of the Borrowers may be unable to borrow or increase borrowings hereunder if other Borrowers have already borrowed hereunder in amounts which have caused the Dollar Amount of the aggregate outstanding principal amount of the Loans plus the outstanding LOC Obligations to equal the Aggregate Commitment.

    Section 2.09.    Borrowing Subsidiaries; Additional Borrowing Subsidiaries.

    Whirlpool may at any time or from time to time designate any of its Subsidiaries to become an “Additional Borrowing Subsidiary” (and thereby a “Borrowing Subsidiary” and a “Borrower”) hereunder by satisfying the conditions precedent set forth in Section 5.02.

    If Whirlpool shall designate as a Borrowing Subsidiary hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender may, with notice to the Agent and Whirlpool, fulfill its Commitment by causing an Affiliate of such Lender to act as the Lender in respect of such Borrowing Subsidiary.

    As soon as practicable after receiving notice from Whirlpool or the Administrative Agent of Whirlpool’s intent to designate a Subsidiary as a Borrowing Subsidiary, and in any event no later than five Business Days after the delivery of such notice, if such Borrowing Subsidiary is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that may not legally or as a result of its internal policies lend to, establish credit for the account of and/or do any business whatsoever with such Borrowing Subsidiary directly or through an Affiliate of such Lender as provided in the immediately preceding paragraph (a “Protesting Lender”) shall so notify Whirlpool and the Administrative Agent in writing. If each Protesting Lender is unable to assign its Commitment in full in accordance with Section 3.06 and/or 13.03 to a Person that is not a Protesting Lender prior to such the date that such Borrowing Subsidiary shall have the right to borrow hereunder, Whirlpool shall, effective on or before such date, cancel its request to designate such Subsidiary as a “Borrowing Subsidiary” hereunder.

    Upon satisfaction of such conditions precedent such Subsidiary shall for all purposes be a party hereto as a Borrower as fully as if it had executed and delivered this Credit Agreement. So long as the principal of and interest on any Advances made to any Borrowing Subsidiary under this Credit Agreement and any LOC Obligations of such Borrowing Subsidiary shall have been repaid or paid in full and all other obligations of such Borrowing Subsidiary under this Credit Agreement shall have been fully performed (and all Letters of Credit issued for the account of such Borrowing Subsidiary have been fully cash-collateralized to the satisfaction of the Administrative Agent and the applicable Issuing Lender), Whirlpool may, by not less than five Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Borrowing Subsidiary’s status as a Borrower hereunder whereupon such Subsidiary shall cease to be a Borrower or a Borrowing Subsidiary.

The following additional provisions shall apply to each Borrowing Subsidiary organized under the law of the respective jurisdictions set forth below:

(a)    Italian Republic. With respect to any Borrowing Subsidiary organized under the law of the Italian Republic:

(i)if any interest rate as calculated above results in a higher interest rate than is permitted by the Italian Usury Law, the highest interest rate provided by such applicable law shall be the applicable rate; and

(ii)unpaid interest (including default interest arising on overdue amount) will not be compounded.

As used in this clause (a), “Italian Usury Law” means law no. 108 of 7 March 1996, as amended and supplemented from time to time.

(b)    Slovak Republic. With respect to any Borrowing Subsidiary organized under the law of the Slovak Republic, the period of time in which such Borrowing Subsidiary shall have to deliver the documents and other evidence described in Section 3.01(b)(D) shall be extended from 30 days to 60 days.

(c)    All Non-U.S. Jurisdictions. With respect to any Borrowing Subsidiary organized under the law of a jurisdiction other than the United States of America or any State thereof:

(i)The documents and other things required to be delivered pursuant to Section 5.02 shall be modified to provide for the delivery of the customary analogous document or other thing (if any) required to be delivered by Persons organized under the law of such jurisdiction.

(ii)The Assumption Agreement required to be delivered by such Borrowing Subsidiary pursuant to Section 5.02 may be modified to incorporate provisions customary for such agreements (and reasonably satisfactory to the Administrative Agent) in the jurisdiction of such Borrowing Subsidiary.

(iii)For any Lender that became a Lender by an assignment made after the date on which such Borrowing Subsidiary became a Borrowing Subsidiary, in no event shall such Borrowing Subsidiary be obligated to gross up payments made by it for the account of such Lender for Taxes pursuant to Section 3.01(b) at a rate in excess of the applicable withholding tax rate on payments made by such Borrowing Subsidiary to the applicable assignor Lender as in effect on the effective date of the applicable assignment.

(iv)The documents required to be supplied pursuant to Section 2.08(l) shall include any forms reasonably necessary to reduce or eliminate any withholding of Taxes imposed with respect to payments made by Persons organized or doing business in such jurisdiction.

    Section 2.10.    Reserved.

    Section 2.11.    Cash Collateral.

    At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent) Whirlpool shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.12(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)    Grant of Security Interest. Whirlpool, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of LOC Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Whirlpool will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)    Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under this Section 2.11 or Section 2.12 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LOC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral and shall be returned to the Person that provided such Cash Collateral pursuant to this Section 2.11 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral (in which case any Cash Collateral provided by any Borrower shall be returned prior to the return of any Cash Collateral to any Defaulting Lender); provided that, subject to Section 2.12 the Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

    Section 2.12.    Defaulting Lenders.

(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.01 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.11; fourth, as the Borrowers may request (so long as no Default or Unmatured Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Credit Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Credit Agreement, in accordance with Section 2.11; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Credit Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Participation Interests in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Participation Interests owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Participation Interests owed to, such Defaulting Lender until such time as all Advances and funded and unfunded participations in LOC Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.12(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Unused Commitment Fee for any period during which that Lender is a Defaulting Lender (and Whirlpool shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive fees payable under Section 2.07(c)(i) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Ratable Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.11.

(C)    With respect to any Unused Commitment Fee or fees payable under Section 2.07(c)(i) not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LOC Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of the Participation Interests of such Defaulting Lender in the LOC Obligations shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent (x) the sum of all non-Defaulting Lenders’ outstanding Advances and Participation Interests LOC Obligations plus such Defaulting Lender’s Participation Interest LOC Obligations does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 5.03 are satisfied at such time (and, unless Whirlpool shall have otherwise notified the Administrative Agent at such time, Whirlpool shall be deemed to have represented and warranted that such conditions are satisfied at such time). Subject to Section 10.14, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, within one Business Day following notice by the Administrative Agent, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.11.

(b)    Defaulting Lender Cure. If Whirlpool, the Administrative Agent and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.12(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)    New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Lenders shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrowers in accordance with Section 2.11, and Participation Interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.12(a)(iv) (and Defaulting Lenders shall not participate therein).

Section 2.13.    Extension of Termination Date.

    (a)    Requests for Extension. Whirlpool may at any time (but not more than once in any twelve month period and not more than twice), by notice to the Administrative Agent (who shall promptly notify the Lenders) on a Business Day (the “Request Date”), request that each Lender extend such Lender’s Termination Date as of the date specified by Whirlpool in such notice (the “Extension Date”) for an additional one year from the Termination Date then in effect (the “Existing Termination Date”); provided that such extended Termination Date shall not be a date later than the fifth anniversary of the Extension Date.

(b)    Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than the Request Date and not later than the date that is twenty days after the Request Date or, if such date is not a Business Day, on the next preceding Business Day (the “Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Termination Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c)    Notification by Administrative Agent. The Administrative Agent shall notify Whirlpool of each Lender’s determination under this Section on or on the Business Day next following the date that is 25 days after the Request Date.

(d)    Additional Commitment Lenders. Whirlpool shall have the right on or before the Extension Date to replace each Non-Extending Lender with, and add as “Lenders” under this Credit Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) with the approval of the Administrative Agent and the Issuing Lenders (which approvals shall not be unreasonably withheld, conditioned or delayed), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to Whirlpool and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Extension Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(e)    Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Termination Date (each, an “Extending Lender”) and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Extension Date, then, effective as of the Extension Date, the Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Credit Agreement.

(f)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Termination Date pursuant to this Section shall not be effective with respect to any Lender unless:

(x) no Default or Unmatured Default shall have occurred and be continuing on the date of such extension and after giving effect thereto; and
(y) the representations and warranties contained in this Credit Agreement are true and correct in all material respects on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for (x) those contained in Sections 6.04, 6.05 and 6.07 and (y) those contained in Sections 6.06 and 6.12 solely as such representations and warranties relate to any Subsidiary acquired in connection with a Material Acquisition (including any Subsidiary of the target of such Material Acquisition) consummated within 30 days prior to such date.

ARTICLE 3

CHANGE IN CIRCUMSTANCES

    Section 3.01.    Taxes.

    (a)    Payments to be Free and Clear. Except as otherwise provided in Section 3.01(c), all sums payable by each Borrower under the Loan Documents, whether in respect of principal, interest, fees or otherwise, shall be paid without deduction for any present and future taxes, levies, imposts, deductions, charges or withholdings imposed by any government or any political subdivision or taxing authority thereof (but excluding franchise taxes and any tax imposed on or measured by the net income, receipts, profits or gains) and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”), which amounts shall be paid by the applicable Borrower as provided in Section 3.01(b) below.

    (b)    Grossing-up of Payments. Except as otherwise provided in Section 3.01(c), if any Borrower or any other Person is required by law to make any deduction or withholding on account of any Taxes from any sum paid or expressed to be payable by such Borrower to any Lender under this Credit Agreement:

    (A)    the applicable party shall notify the Administrative Agent and, if such party is not the applicable Borrower, the Administrative Agent will notify the applicable Borrower of any such requirement or any change in any such requirement as soon as such party becomes aware of it;

    (B)    the applicable Borrower shall pay all Taxes before the date on which penalties attached thereto become due and payable, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on any other party to this Credit Agreement) on behalf of and in the name of that party;

    (C)    the sum payable by the applicable Borrower in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that the amount thereof is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment of Taxes) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment of Taxes been required or made; and

    (D)    within thirty days after payment of any sum from which the applicable Borrower is required by law to make any deduction or withholding of Taxes, and within thirty days after the due date of payment of any Tax or other amount which it is required to pay pursuant to the foregoing subsection (B) of this Section 3.01(b), the applicable Borrower shall, to the extent it is legally entitled to do so, deliver to the Administrative Agent all such certified documents and other evidence as to the making of such deduction, withholding or payment as (x) are reasonably satisfactory to the affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority, and (y) are required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment.

    (c)    Conditions to Gross-up. Notwithstanding any provision of this Section 3.01 to the contrary, no Borrower shall have any obligation to pay any Taxes pursuant to this Section 3.01, or to pay any amount to the Administrative Agent, any Lender or any Issuing Lender pursuant to this Section 3.01, to the extent that they are or result from (i) United States withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.06) or (ii) such Lender changes its lending office (other than pursuant to Section 3.06), except in each case to the extent that, pursuant to Section 3.01(b), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (ii) the failure of any Lender, any Issuing Lender or the Administrative Agent to comply with its obligations pursuant to Section 2.08(l) or Section 13.05, (iii) any Taxes imposed under FATCA; or (iv) United Kingdom withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in an Advance or Commitment if on the date any such payment falls due: (A) the payment could have been made to such Lender without deduction or withholding for or on account of United Kingdom Taxes if such Lender had been a Qualifying Lender, but on that date, such Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender party to this Credit Agreement in (or in the interpretation, administration or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or (B) such Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender; and: (1) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under s931 ITA which relates to the applicable payment and such Lender has received from the UK Borrower making the payment a certified copy of that Direction; and (2) such payment could have been made to such Lender without any deduction or withholding for or on account of United Kingdom Taxes if such Direction had not been made; or (C) such Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and: (1) such Lender has not given a Tax Confirmation to the relevant UK Borrower; and (2) the payment could have been made to such Lender without any deduction or withholding for or on account of United Kingdom Taxes if such Lender had given a Tax Confirmation to the relevant UK Borrower, on the basis that the Tax Confirmation would have enabled the relevant UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of s930 ITA; or (D) such Lender is a Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to such Lender without any deduction or withholding for or on account of United Kingdom Taxes had such Lender complied with its obligations under Section 2.08(l). In addition, a Transferee (or a Lender acting through a different Facility Office) shall not be entitled to receive any greater payment under this Section 3.01 in respect of United Kingdom Taxes with respect to payments made by a UK Borrower than its transferor Lender (or the Lender acting through its previous Facility Office, as applicable) would have received under this Section 3.01 if the transfer or change of Facility Office had not occurred, except to the extent such entitlement to receive a greater payment results from a change in applicable law or a Treaty that occurs after the Transferee acquired the applicable interest (or the Lender changed its Facility Office, as applicable).

    (d)    Refunds. If any Lender determines, in its sole discretion exercised in good faith, that it had received a refund in respect of Taxes paid by any Borrower, it shall promptly pay such refund, together with any other amounts paid by such Borrower pursuant to Section 3.01 in connection with such refunded Taxes, to such Borrower, provided that such Borrower agrees to promptly return such refund to the applicable Lender after it receives notice from the applicable Lender that the applicable Lender is required by law to repay refund to the relevant Tax authority. Nothing in this Section shall be deemed to require any Lender to disclose confidential tax information.

    (e)    Indemnification by Borrowers. Each Borrower shall, severally with respect to such Borrower’s Loans, indemnify each Lender and the Administrative Agent, as applicable, for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 3.01), subject to the conditions set forth in Section 3.01(c), imposed on or paid by such Lender or the Administrative Agent in respect of sums payable under this Credit Agreement (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto provided that if such Lender or the Administrative Agent, as the case may be, fails to file notice to such Borrower of the imposition of such Taxes within 120 days following the receipt of actual written notice of the imposition of such Taxes, there will be no obligation for such Borrower to pay interest or penalties attributable to the period beginning after such 120th day and ending 7 days after such Borrower receives notice from such Lender or the Administrative Agent, as the case may be. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

(f)    FATCA Treatment of Amendment and Restatement. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Credit Agreement, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

    Section 3.02.    Increased Costs.

    If, at any time after the date of this Credit Agreement, the adoption of any applicable law or the application of any applicable governmental or quasi-governmental rule, regulation policy, guideline or directive (whether or not having the force of law), or any Change (as defined in Section 3.03 below) therein, or any change in the interpretation or administration thereof, or the compliance of any Lender therewith,

    (i)    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation,

    (ii)    imposes any other condition (excluding Taxes, franchise taxes and any tax imposed on or measured by the net income, receipts, profits or gains), or

    (iii) subjects a Lender to any Taxes (other than (I) Taxes for which a Borrower is required to pay additional amounts or indemnify the Lender under Section 3.01(b) or 3.01(e), (II) Taxes described in Section 3.01(c) or (III) franchise taxes and any tax imposed on or measured by the net income, receipts, profits or gains of the Lender, in each case imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto,

and the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Term Benchmark Loans or Sterling-denominated Floating Rate Loans or Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Term Benchmark Loans or Sterling-denominated Floating Rate Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Term Benchmark Loans or Sterling-denominated Floating Rate Loans held or interest received by it, by an amount deemed material by such Lender, then, within 30 days of demand by such Lender, the applicable Borrower or Whirlpool shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Term Benchmark Loans or Sterling-denominated Floating Rate Loans or Letters of Credit and its Commitment to make Term Benchmark Loans or Sterling-denominated Floating Rate Loans or issue or participate in Letters of Credit, which determination shall be made in good faith and substantially consistent with similarly situated customers of such Person under agreements having provisions similar to this Section 3.02 after consideration of such factors as such Person then reasonably determines to be relevant; provided, however, that any amount payable pursuant to this Section 3.02 shall be limited to the amount incurred from and after the date one hundred fifty days prior to the date that such Lender makes such demand, provided that if such change in or in the interpretation of any law or regulation giving rise to such increased cost is retroactive, then the 150-day period referred to in the preceding proviso shall be extended to include the period of retroactive effect thereof; and provided, further, that any amount payable pursuant to this Section 3.02 shall be paid by the applicable Borrower to the extent that such amount is reasonably allocable to such Borrower and the Advances made to it and shall otherwise be payable by Whirlpool.

    Section 3.03.    Changes in Capital Adequacy Regulations.

    If a Lender determines that the amount of capital or liquidity required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender in connection with this Credit Agreement, its Loans, its Letters of Credit or its obligation to make Loans or to issue or participate in Letters of Credit hereunder, is increased as a result of a Change (as hereafter defined), then, within 30 days of demand by such Lender (with a copy of such demand to the Administrative Agent), the applicable Borrower or Whirlpool shall pay such Lender the amount which such Lender reasonably determines is necessary to compensate it for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Credit Agreement, its Loans, its Letters of Credit or its obligation to make Loans or issue Letters of Credit hereunder (after taking into account such Lender’s policies as to capital adequacy or liquidity), which determination shall be made in good faith and substantially consistent with similarly situated customers of such Person under agreements having provisions similar to this Section 3.03 after consideration of such factors as such Person then reasonably determines to be relevant; provided, however, that any amount payable pursuant to this Section 3.03 shall be limited to the amount incurred from and after the date one hundred fifty days prior to the date that such Lender makes such demand; provided further, that if such change in or in the interpretation of any law or regulation giving rise to such increased capital or liquidity is retroactive, then the 150-day period referred to in the preceding proviso shall be extended to include the period of retroactive effect thereof; and provided, further, that any amount payable pursuant to this Section 3.02 shall be paid by the applicable Borrower to the extent that such amount is reasonably allocable to such Borrower and the Advances made to it and shall otherwise be payable by Whirlpool. “Change” means (i) any change after the date of this Credit Agreement in the Risk-Based Capital Guidelines (as hereafter defined), or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Credit Agreement which affects the amount of capital or liquidity required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender, provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change”, regardless of the date enacted, adopted or issued. “Risk-Based Capital Guidelines” means (x) the risk-based capital guidelines in effect in the United States on the date of this Credit Agreement, including transition rules, and (y) the corresponding capital regulations promulgated by regulatory authorities outside the United States in effect on the date of this Credit Agreement, including transition rules.

    Section 3.04.    Availability of Types and Currencies.

(a)Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 3.04, if:
    (i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Advance, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate or the EURIBO Rate (including because the Applicable Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining SONIA; or
    (ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Advance, the Adjusted Term SOFR Rate or the EURIBO Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Advance for the applicable Agreed Currency and such Interest Period or (B) at any time, SONIA will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) denominated in Sterling;
then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) a Borrower delivers a new Dollar Continuation/Conversion Notice or Euro Continuation/Conversion Notice (each, an “Interest Election Request”) in accordance with the terms of Section 2.03(f) or (g) or a new Borrowing Notice in accordance with the terms of Section 2.03(e), (A) for Loans denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Advance to, or continuation of any Advance as, a Term Benchmark Advance and any Borrowing Notice that requests a Term Benchmark Advance shall instead be deemed to be an Interest Election Request or a Borrowing Notice, as applicable, for a Floating Rate Advance denominated in Dollars and (B) for Loans denominated in euro or Sterling, any Interest Election Request that requests the continuation of any Advance as, a Term Benchmark Advance and any Borrowing Notice that requests a Term Benchmark Advance or SONIA Advance, in each case, for the relevant

Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Advances, then all other Types of Advances shall be permitted. Furthermore, if any Term Benchmark Loan or Floating Rate Loan denominated in Sterling is outstanding on the date of the Borrowers’ receipt of the notice from the Administrative Agent referred to in this Section 3.04(a) with respect to a Relevant Rate applicable to such Loan, then until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.03(f) or (g) or a new Borrowing Notice in accordance with the terms of Section 2.03(e), (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, a Floating Rate Loan and (B) for Loans denominated in euro or Sterling, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for euro plus the Term Benchmark Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for euro cannot be determined, any outstanding affected Term Benchmark Loans denominated in euro shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in euro shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any Floating Rate Loan denominated in Sterling shall bear interest at the Central Bank Rate for Sterling plus the Daily Simple SONIA Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Sterling cannot be determined, any outstanding Floating Rate Loans denominated in Sterling, at the applicable Borrower’s election, shall either (A) be converted into Floating Rate Loans denominated in Dollars (in an amount equal to the Dollar Amount of Sterling) immediately or (B) be prepaid in full immediately.
(b)Notwithstanding anything to the contrary herein, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)Notwithstanding anything to the contrary herein, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement.

(d)The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.04, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement, except, in each case, as expressly required pursuant to this Section 3.04.
(e)Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or the EURIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Term Benchmark Advance or Floating Rate Advance of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the applicable Borrower will be deemed to have converted any request for a Term Benchmark Advance denominated in Dollars into a request for an Advance of or conversion to a Floating Rate Advance denominated in Dollars or (y) any Borrowing Notice for a Term Benchmark Advance denominated in euro or any SONIA Advance, and any Euro Continuation/Conversion Notice, shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate. Furthermore, if any Term Benchmark Loan or Floating Rate Loan denominated in Sterling is outstanding on the date of the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Loan, then until such time as a Benchmark Replacement for the applicable Agreed Currency is implemented pursuant to this Section 3.04, (A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute a Floating Rate Loan denominated in Dollars on such day and (B) for Loans denominated in euro or Sterling, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for euro plus the Term Benchmark Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for euro cannot be determined, any outstanding affected Term Benchmark Loans denominated in euro shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in euro shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any Floating Rate Loan denominated in Sterling shall bear interest at the Central Bank Rate for Sterling plus the Daily Simple SONIA Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Sterling cannot be determined, any outstanding affected Floating Rate Loans denominated in Sterling, at the applicable Borrower’s election, shall either (A) be converted into Floating Rate Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Loan) immediately or (B) be prepaid in full immediately.
(g)Illegality. If any Lender determines that maintenance at a suitable Lending Installation of any Type of its Term Benchmark Loans, Floating Rate Loans denominated in Sterling or any Letter of Credit denominated in any Agreed Currency would violate any applicable law, rule, regulation or directive, whether or not having the force of law, and notifies the Borrowers and the Administrative Agent of such determination, then, subject to Section 3.06, the affected currency shall cease to be an Agreed Currency and the Administrative Agent shall suspend the availability of the affected Type and currency of Advance and Letters of Credit and, if such Lender determines that it is necessary, require that any such Loan of the affected Type and currency be repaid or any Letters of Credit denominated in the affected currency be cash collateralized; provided, that if each Lender that shall have delivered the foregoing notice (x) determines that the circumstances causing such illegality have ceased to exist and that maintenance at a suitable Lending Installation of its Term Benchmark Loans denominated in euro or its Floating Rate Loans denominated in Sterling would no longer violate any applicable law, rule, regulation or directive, whether or not having the force of law, and notifies the Borrowers and the Administrative Agent of such determination, or (y) shall be replaced pursuant to Section 3.06 or shall otherwise cease to be a Lender with a Commitment hereunder, then such currency shall again be an Agreed Currency and the affected Type and currency of Advance shall again be available.
    Section 3.05.    Funding Indemnification.

    In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(b)(i) and is revoked in accordance therewith), (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Whirlpool pursuant to Section 3.06 or (e) the failure to borrow or prepay any Sterling-denominated Floating Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(b)(i) and is revoked in accordance therewith), then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

    Section 3.06.    Mitigation of Additional Costs or Adverse Circumstances; Replacement of Lenders.

    If, in respect of any Lender, circumstances arise which would or would upon the giving of notice result in:

    (i)    an increase in the liability of a Borrower to such Lender under Section 3.01, 3.02 or 3.03;

    (ii)    the unavailability of a Type or currency of Advance under Section 3.04(a); or

    (iii)    a Lender being unable to deliver the forms required by Section 2.08(l);

    then, without in any way limiting, reducing or otherwise qualifying the applicable Borrower’s obligations under any of the Sections referred to above in this Section 3.06, such Lender shall promptly upon becoming aware of the same notify the Administrative Agent thereof and shall, in consultation with the Administrative Agent and Whirlpool and to the extent that it can do so without disadvantaging itself, take such reasonable steps as may be reasonably open to it to mitigate the effects of such circumstances (including, without limitation, the designation of an alternate Lending Installation or the transfer of its Loans to another Lending Installation). If and so long as a Lender has been unable to take, or has not taken, steps acceptable to Whirlpool to mitigate the effect of the circumstances in question, or if any Lender is a Defaulting Lender, a Non-Consenting Lender or a Protesting Lender or shall have objected to the designation of any Additional Borrowing Subsidiary, such Lender shall be obliged, at the request and expense of Whirlpool, to assign all its rights and obligations hereunder to another Lender (or an Affiliate of another Lender) or any other Person nominated by Whirlpool with the approval of the Administrative Agent and each Issuing Lender (each of which shall not be unreasonably withheld, conditioned or delayed) and willing to participate in the facility in place of such Lender; provided that (i) all obligations owed to such assigning Lender (including, if such Lender is an Issuing Lender, the cancellation or replacement of or other accommodation with respect to outstanding Letters of Credit in a manner satisfactory to it) shall be paid in full and (ii) such Person satisfies all of the requirements of this Credit Agreement including, but not limited to, providing the forms required by Sections 2.08(l) and 13.03(b). Notwithstanding any such assignment, the obligations of the Borrowers under Sections 3.01, 3.02, 3.03 and 10.06 shall survive any such assignment and be enforceable by such Lender.

    Section 3.07.    Lender Statements; Survival of Indemnity.

    Each Lender shall deliver to the applicable Borrower and Whirlpool a written statement of such Lender as to the amount due, if any, under Section 3.01, 3.02, 3.03 or 3.05. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the applicable Borrower in the absence of manifest error. Unless otherwise provided herein, the amount specified in the written statement shall be payable within 30 days after receipt by the applicable Borrower and Whirlpool of the written statement. The obligations of any Borrower under Sections 3.01, 3.02, 3.03 or 3.05 shall survive payment of any other of such Borrower’s Obligations and the termination of this Credit Agreement.

ARTICLE 4

GUARANTY

    Section 4.01.    Guaranty.

    For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to make Loans and issue or participate in Letters of Credit to each of the Borrowing Subsidiaries, Whirlpool hereby irrevocably, absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future obligations of each of the Borrowing Subsidiaries to the Administrative Agent and the Lenders, or any of them, under or with respect to the Loan Documents, whether for principal, interest (including, without limitation, all interest accruing subsequent to the commencement of any case, proceeding or other action relating to any Borrowing Subsidiary under the Bankruptcy Code or any similar law with respect to the bankruptcy, insolvency or reorganization of any Borrowing Subsidiary, and all interest which, but for any such case, proceeding or other action would otherwise accrue), fees, expenses or otherwise (collectively, the “Guaranteed Obligations”). Whirlpool also agrees that all payments under this guaranty shall be made in the same currency and manner as provided herein for the Guaranteed Obligations.

    Section 4.02.    Waivers.

    Whirlpool waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Whirlpool further waives presentment, protest, notice of notices delivered or demand made on any Borrowing Subsidiary or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Administrative Agent and the Lenders to sue any Borrowing Subsidiary, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof.

    Section 4.03.    Guaranty Absolute.

    This guaranty is a guaranty of payment and not of collection, it is a primary obligation of Whirlpool and not one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by, any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral; (f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Administrative Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of any Borrowing Subsidiary or the insolvency, bankruptcy or any other change in the legal status of any Borrowing Subsidiary; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or payment when due of the Guaranteed Obligations; (i) the failure of Whirlpool or any Borrowing Subsidiary to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which Whirlpool may have at any time against any Borrowing Subsidiary, or any other Person in connection herewith or an unrelated transaction; or (k) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not Whirlpool shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (j) of this Section 4.03. It is agreed that Whirlpool’s liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that Whirlpool’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Borrowing Subsidiary of the Guaranteed Obligations in the manner agreed upon between such Borrowing Subsidiary and the Administrative Agent and the Lenders.

    Section 4.04.    Continuing Guaranty.

    The Lenders may make or continue Loans to and issue Letters of Credit for the account of any of the Borrowing Subsidiaries from time to time without notice to or authorization from Whirlpool regardless of the financial or other condition of any Borrowing Subsidiary at the time any Loan is made or continued or any Letter of Credit is issued, and no Lender shall have any obligation to disclose or discuss with Whirlpool its assessment of the financial condition of any of the Borrowing Subsidiaries. This guaranty shall continue in effect, notwithstanding any extensions, modifications, renewals or indulgences with respect to, or substitution for, the Guaranteed Obligations or any part thereof, until all of the Guaranteed Obligations shall have been paid in full and all of the Commitments shall have expired or been terminated.

    Section 4.05.    Delay of Subrogation.

    Until the Guaranteed Obligations have been paid in full, Whirlpool shall not exercise any right of subrogation with respect to payments made by Whirlpool pursuant to this guaranty.

    Section 4.06.    Acceleration.

    Whirlpool agrees that, as between Whirlpool on the one hand, and the Lenders and the Administrative Agent, on the other hand, the obligations of any Borrowing Subsidiary guaranteed under this Article 4 may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 9.01 for purposes of this Article 4, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Borrowing Subsidiary or otherwise) preventing such declaration as against such Borrowing Subsidiary and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Borrowing Subsidiary) shall forthwith become due and payable by Whirlpool for purposes of this Article 4.

    Section 4.07.    Reinstatement.

    The obligations of Whirlpool under this Article 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the

Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Whirlpool agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

ARTICLE 5

CONDITIONS PRECEDENT

    Section 5.01.    Effectiveness.

    This Credit Agreement shall not be effective and no Lender shall be required to fund its portion of the initial Advance nor will any Issuing Lender be required to issue Letters of Credit hereunder to any Borrower which is an original signatory hereto (each, an “Original Borrower” and collectively, the “Original Borrowers”) until a date (the “Amendment Effective Date”) upon which following conditions have been satisfied:

(a)    The Original Borrowers have furnished or caused to be furnished to the Administrative Agent the following:

    (i)    A copy of the articles, certificate or charter of incorporation or similar document or documents of each Original Borrower, certified by the Secretary or Assistant Secretary or other Authorized Representative of each Original Borrower or by the appropriate governmental officer in the jurisdiction of incorporation or organization or other formation of each Original Borrower within thirty days of the Amendment Effective Date;

    (ii)    A certificate of good standing, to the extent applicable, for each Original Borrower from its jurisdiction of incorporation dated within thirty days of the Amendment Effective Date;

    (iii)    A copy, certified as of the Amendment Effective Date by the Secretary or Assistant Secretary or other Authorized Representative of each Original Borrower of its by-laws or similar governing document;

    (iv)    A copy, certified as of the Amendment Effective Date by the Secretary or Assistant Secretary or other Authorized Representative of each Original Borrower, of the resolutions of its Board of Directors (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the execution of this Credit Agreement and the other Loan Documents to be executed by it;

    (v)    An incumbency certificate, executed as of the Amendment Effective Date by the Secretary or an Assistant Secretary of Whirlpool, which shall identify by name and title and bear the signature of all Authorized Officers which shall be authorized to execute Loan Documents on behalf of Whirlpool, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by Whirlpool;

    (vi)    An incumbency certificate, executed as of the Amendment Effective Date by the Secretary or an Assistant Secretary or other Authorized Representative of each Original Borrower, which shall identify by name and title and bear the signature of the officers of such Original Borrower authorized to sign this Credit Agreement and the other Loan Documents to be executed by such Original Borrower and to receive extensions of credit hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Original Borrower;

    (vii)    A certificate, signed by an Authorized Officer stating that on the Amendment Effective Date (i) no Default or Unmatured Default has occurred and is continuing, and (ii) the representations and warranties contained in Article 6 are true and correct;

    (viii)    Written opinions of counsel to each Original Borrower and, if applicable, counsel to Whirlpool as guarantor of such Original Borrower under Article 4 hereof, given upon the express instructions of each Original Borrower and Whirlpool, each dated the Amendment Effective Date and addressed to the Administrative Agent and each of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent; and

    (ix)    A certificate, signed by an Authorized Officer stating that since December 31, 2021, except as disclosed in filings with the Securities Exchange Commission prior to the Amendment Effective Date, there has been no development or event relating to or affecting Whirlpool or any of its Subsidiaries that has had or could be reasonably expected to have a Material Adverse Effect.

    (b)    The Lenders, the Administrative Agent and their Affiliates shall have received all fees required to be paid, and all expenses relating to the negotiation, execution and delivery of this Credit Agreement and which are required to be paid to such parties pursuant to the terms hereof for which invoices have been presented by not later than the Business Day prior to the proposed Amendment Effective Date.

    (c)    All governmental and third party approvals necessary in connection with the financing contemplated hereby shall have been obtained and be in full force and effect.

    (d)    (i) The Lenders shall have received such documents and other information as may be required for “know your customer” or similar requirements to the extent requested at least ten days prior to the proposed Amendment Effective Date and (ii) to the extent any Original Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Amendment Effective Date, any Lender that has requested, in a written notice to such Borrower at least 10 days prior to the Amendment Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Credit Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

    (e)    All amounts under the Existing Long-Term Credit Agreement shall have been paid in full, including with the proceeds of Advances made hereunder on the Amendment Effective Date.

    Section 5.02.    Initial Advance to Each Additional Borrowing Subsidiary.

    No Lender shall be required to fund its portion of an Advance nor shall any Issuing Lender be required to issue Letters of Credit hereunder to an Additional Borrowing Subsidiary unless such Additional Borrowing Subsidiary has furnished or caused to be furnished (a) to the Administrative Agent the following:

    (i)    An Assumption Agreement executed and delivered by such Additional Borrowing Subsidiary and containing the written consent of Whirlpool at the foot thereof, as contemplated by Section 2.09;

    (ii)    A copy of the articles, certificate or charter of incorporation or other similar document of such Additional Borrowing Subsidiary, to the extent applicable in its jurisdiction of organization, certified (to the extent customary in the jurisdiction of such Additional Borrowing Subsidiary) by the appropriate governmental officer in the jurisdiction of incorporation of such Additional Borrowing Subsidiary within thirty days of the date of delivery;

    (iii)    A certificate of good standing, to the extent applicable, for such Additional Borrowing Subsidiary from its jurisdiction of incorporation dated within thirty days of the date of delivery;

    (iv)    A copy, certified as of the date of delivery by the Secretary or, the Assistant Secretary or an Authorized Representative of such Additional Borrowing Subsidiary, of its by-laws or similar document, as applicable and to the extent applicable in its jurisdiction of organization;

    (v)    A copy, certified as of the date of delivery by the Secretary, the Assistant Secretary or an Authorized Representative of such Additional Borrowing Subsidiary, of the resolutions of its Board of Directors (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the execution of its Assumption Agreement and the other Loan Documents to be executed by it;

    (vi)    An incumbency certificate, executed as of the date of delivery by the Secretary, the Assistant Secretary or an Authorized Representative of such Additional Borrowing Subsidiary, which shall identify by name and title and bear the signature of the officers of such Additional Borrowing Subsidiary authorized to sign its Assumption Agreement and the other Loan Documents to be executed by such Additional Borrowing Subsidiary and to receive extensions of credit hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Additional Borrowing Subsidiary;

    (vii)    Written opinions of counsel to such Additional Borrowing Subsidiary given upon the express instructions of each Additional Borrowing Subsidiary, each dated the date of delivery and addressed to the Administrative Agent and each of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent; and

    (viii)    Documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender at least five Business Days in advance of the initial Advance to or issuance of a Letter of Credit on behalf of such Additional Borrowing Subsidiary in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations;

and (b) to the extent such Additional Borrowing Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the expected initial Advance to or issuance of a Letter of Credit for the account of such Additional Borrowing Subsidiary, any Lender that has requested, in a written notice to such Additional Borrowing Subsidiary at least 10 days prior to such date, a Beneficial Ownership Certification in relation to such Additional Borrowing Subsidiary shall have received such Beneficial Ownership Certification.

    Section 5.03.    Each Extension of Credit.

    No Lender shall be required to fund its portion of any Advance (including, without limitation, the initial Advance hereunder) nor shall any Issuing Lender be required to issue any Letter of Credit, unless on the applicable Borrowing Date:

    (i)    Prior to and after giving effect to such Advance or issuance of such Letter of Credit there exists no Default or Unmatured Default;

    (ii)    The representations and warranties contained in Article 6 are true and correct in all material respects as of such Borrowing Date or date of issuance of any Letter of Credit (except for (x) the representations and warranties set forth in Sections 6.04, 6.05 and 6.07, which representations and warranties shall be true and correct as of the respective dates specified therein, and (y) the representations and warranties set forth in Sections 6.06 and 6.12 solely as such representations and warranties relate to any Subsidiary acquired in connection with a Material Acquisition (including any Subsidiary of the target of such Material Acquisition) consummated within 30 days prior to the applicable Borrowing Date, which representations and warranties shall not be required to be true and correct pursuant to this condition); and

    (iii)    The applicable Borrower shall have delivered the applicable notices described in Section 2.03(a) or 2.04(b).

    Each request for extension of credit hereunder shall constitute a representation and warranty by the applicable Borrower that the conditions contained in Sections 5.03(i) and (ii) have been satisfied.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

    Each of the Borrowers represents and warrants to the Lenders that:

    Section 6.01.    Existence and Standing.

    It and each of its Material Subsidiaries is duly incorporated or otherwise organized, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation or organization or other formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in the case of its good standing (other than with respect to Whirlpool or any other Borrower) as would not reasonably be expected to result in a Material Adverse Effect.

    Section 6.02.    Authorization and Validity.

    It has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. Its execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or other proceedings, and the Loan Documents to which it is a party constitute its legal, valid and binding obligations enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of money)

contained herein or therein may be limited by equitable principles generally and by principles of good faith and fair dealing.

    Section 6.03.    No Conflict; Government Consent.

    Neither its execution and delivery of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor its compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its Subsidiaries or the articles, certificate or charter of incorporation or by-laws or other organizational or constitutional documents of it or any of its Subsidiaries or the provisions of any indenture, instrument or agreement to which it or any of its Subsidiaries is a party or is subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of it or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement, in any such case which violation, conflict, default, creation or imposition has not had or could not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, its execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents to which it is a party other than those the absence of which has not had or could not reasonably be expected to have a Material Adverse Effect.

    Section 6.04.    Financial Statements.

    The December 31, 2021 financial statements of Whirlpool and its Consolidated Subsidiaries were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the financial condition of Whirlpool and its Consolidated Subsidiaries at such date and the results of their operations for the period then ended.

    Section 6.05.    Material Adverse Change.

As of the Amendment Effective Date, except as disclosed in filings with the Securities and Exchange Commission as of such date, there has been no material adverse change since December 31, 2021 in the business, Property, financial condition or results of operations of Whirlpool and its Consolidated Subsidiaries.

    Section 6.06.    Taxes.

    Whirlpool and its Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Whirlpool or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves are being maintained and except to the extent that any such failure to make such filings or payments would not reasonably be expected to result in a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes other than any such liens or claims that would not reasonably be expected to result in a Material Adverse Effect.

    Section 6.07.    Litigation.

    As of the date of this Credit Agreement, except as disclosed in filings with the Securities and Exchange Commission as of such date there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to its knowledge, threatened against or affecting it or any of its Subsidiaries which has had or would reasonably be expected to have a Material Adverse Effect.

    Section 6.08.    ERISA.

    Each Plan complies with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, no member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan, except, in each case, to the extent that any of the events described in this sentence, together with all other such events, which shall have occurred, taken in the aggregate, would reasonably be expected to have a Material Adverse Effect.

    Section 6.09.    Accuracy of Information.

(a)    No information or report furnished by it to the Administrative Agent or the Lenders in connection with the negotiation of, or compliance with, the Loan Documents contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading.

(b)    With respect to each Original Borrower, as of the Amendment Effective Date, to the best knowledge of such Original Borrower, the information included in the Beneficial Ownership Certification, if any, provided by it on or prior to the Amendment Effective Date to any Lender in connection with this Credit Agreement is true and correct in all respects. With respect to each Additional Borrowing Subsidiary, as of the effective date of the applicable Assumption Agreement, to the best knowledge of such Additional Borrowing Subsidiary, the information included in the Beneficial Ownership Certification, if any, provided by it on or prior to the effective date of the applicable Assumption Agreement to any Lender in connection with this Credit Agreement is true and correct in all respects.

    Section 6.10.    Reserved.

    Section 6.11.    Compliance with Laws.

    It and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where non-compliance with any such statute, rule, regulation, order or restriction cannot reasonably be expected to have a Material Adverse Effect.

    Section 6.12.    AML Laws, Anti-Corruption Laws and Sanctions.

    Whirlpool has implemented and maintains in effect policies and procedures designed to ensure compliance by Whirlpool, its Subsidiaries, and by their respective directors, officers, employees and agents in connection with such respective individuals’ actions on behalf of Whirlpool or the applicable Subsidiary, with applicable Anti-Corruption Laws, applicable AML Laws and applicable Sanctions, and Whirlpool, each other Borrower and, to Whirlpool’s actual knowledge, its other Subsidiaries and their respective officers, employees, directors and agents, are in compliance with applicable Anti-Corruption Laws, applicable AML Laws and applicable Sanctions in all material respects. None of (a) Whirlpool, any Subsidiary or, to the actual knowledge of Whirlpool, any of their respective directors, officers or employees, or (b) to the actual knowledge of Whirlpool, any agent of Whirlpool or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The borrowing by any Borrower of any Advance, the request by any Borrower for the issuance of any Letter of Credit and the use of proceeds thereof by any Borrower will not cause a violation of any applicable Anti-Corruption Law, applicable AML Law or Sanctions applicable to any party hereto.

    Section 6.13.    Investment Company Act.

    Neither Whirlpool nor any of its Subsidiaries is an “investment company” or an “affiliated person” thereof or an “affiliated person” of such affiliated person as such terms are defined in the Investment Company Act of 1940, as amended.

    Section 6.14.    Environmental Matters.

    In the ordinary course of its business, Whirlpool conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of Whirlpool and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or hazardous substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, Whirlpool has concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, would not reasonably be expected to have a Material Adverse Effect.

    Section 6.15    Reserved.

    Section 6.16    Representations of Dutch Borrowers.

    Each Dutch Borrower is in compliance with the applicable provisions of the Dutch Financial Supervision Act.

    Section 6.17.    Affected Financial Institution.

    No Borrower is an Affected Financial Institution (as defined in Section 10.14).

ARTICLE 7

COVENANTS

    During the term of this Credit Agreement, unless the Required Lenders shall otherwise consent in writing:

    Section 7.01.    Financial Reporting.

    The Borrowers will maintain, for Whirlpool and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent, for distribution to the Lenders:

    (i)    Within 90 days after the close of each of Whirlpool’s fiscal years, an unqualified audit report certified by independent certified public accountants of recognized national standing selected by Whirlpool, prepared in accordance with generally accepted accounting principles on a consolidated basis for Whirlpool and its

Consolidated Subsidiaries, including a consolidated balance sheet as of the end of such period and related consolidated statements of earnings and cash flows, provided that Whirlpool shall not be required to furnish separately any such financial statements that are filed electronically with the Securities and Exchange Commission by Whirlpool at the times specified herein;

    (ii)    Within 60 days after the close of each of the first three quarterly periods of each of Whirlpool’s fiscal years, for Whirlpool and the Consolidated Subsidiaries, an unaudited consolidated balance sheet as at the close of such period and a consolidated statement of earnings and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified, subject to year-end audit adjustments, by an Authorized Officer; provided that Whirlpool shall not be required to furnish separately any such financial statements that are filed electronically with the Securities and Exchange Commission by Whirlpool at the times specified herein;

    (iii)    Together with the financial statements required pursuant to clauses (i) and (ii) above, a compliance certificate in substantially the form of Exhibit D hereto signed by an Authorized Officer showing the calculations necessary to determine compliance with this Credit Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof;

    (iv)    Promptly upon the furnishing thereof to the shareholders of Whirlpool, copies of all financial statements, reports and proxy statements so furnished, provided that Whirlpool shall not be required to furnish separately any such financial statements, reports and proxy statements that are filed electronically with the Securities and Exchange Commission by Whirlpool at the times specified herein;

    (v)    Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Whirlpool or any of its Subsidiaries files with the Securities and Exchange Commission; provided that documents that are required to be delivered pursuant to this clause (v) shall be deemed to be delivered on the date on which Whirlpool or any of its Subsidiaries files such documents with the Securities and Exchanges Commission and provides written notification of such filing to the Administrative Agent;

    (vi)    [Reserved];

    (vii)    Within a reasonable time after receipt of a request therefor, which time shall in any event be not less than two days nor more than thirty days, such other information (including non-financial information and information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation) as the Administrative Agent or any Lender may from time to time reasonably request; and

    (viii)    Promptly after a Borrower has notified the Administrative Agent of any intention by such Borrower to treat the Advances as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

    Section 7.02.    Use of Proceeds.

    Each of the Borrowers will use the proceeds of the Advances and the issuance of Letters of Credit only for general corporate purposes (including the financing of Acquisitions) and to repay outstanding Advances or replace existing Letters of Credit issued for the account of any Borrower. No Borrower will, and no Borrower will permit any of its Subsidiaries to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U) or in contravention of Regulation X. No Borrower will request any Advance or Letter of Credit, and no Borrower shall use, or permit its Subsidiaries and its or their respective directors, officers, employees and agents to use, the proceeds of any Advance or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws or applicable AML Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent such activities, business or transaction would be permissible under existing Sanctions laws or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

    Section 7.03.    Notice of Default.

    Promptly after any Authorized Officer referenced in clauses (i), (ii) or (iii) of the definition of Authorized Officer or any assistant treasurer becomes aware of the occurrence of any Default or Unmatured Default, Whirlpool will give notice in writing to the Administrative Agent for distribution to the Lenders of the occurrence of such Default or Unmatured Default.

    Section 7.04.    Existence.

    Each of the Borrowers will, and will cause each of its Subsidiaries to, do all things necessary to remain duly incorporated or otherwise organized, validly existing and (to the extent applicable) in good standing in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that failure to maintain such authority has resulted or could result in a Material Adverse Effect; provided, however, that the existence of any Subsidiary which is not a Borrower may be terminated and any right, franchise or license of any Subsidiary which is not a Borrower may be terminated or abandoned if in the good faith judgment of the appropriate officer or officers of Whirlpool, such termination or abandonment is in its best interest and is not materially disadvantageous to the Lenders.

    Section 7.05.    Taxes.

    Each of the Borrowers will, and will cause each of its Subsidiaries to, pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings diligently conducted (or, in the case of any such tax, those the payment of which can be delayed without penalty) and with respect to which adequate reserves have been set aside or those the nonpayment of which would not reasonably be expected to result in a Material Adverse Effect.

    Section 7.06.    Insurance.

    Each of the Borrowers will, and will cause each of its Subsidiaries to (either in the name of Whirlpool or any Subsidiary of Whirlpool which is a parent company of such Subsidiary or in such Subsidiary’s own name), maintain with financially sound and reputable insurance companies, or by way of such self-insurance as Whirlpool considers appropriate, insurance on its Property in such amounts and covering such risks of loss of a character usually insured by corporations of comparable size and financial strength and with comparable risks.

    Section 7.07.    Compliance with Laws.

    Each of the Borrowers will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject (including, without limitation, all laws, rules or regulations under ERISA and all environmental laws and regulations) which, if violated, would reasonably be expected to have a Material Adverse Effect. Whirlpool will maintain in effect and enforce policies and procedures designed to ensure compliance by Whirlpool and its Subsidiaries and by their respective directors, officers, employees and agents in connection with such individuals’ actions on behalf of Whirlpool or the applicable Subsidiary, with applicable Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.

    Section 7.08.    Inspection.

    Each of the Borrowers will, and will cause each of its Subsidiaries to, permit the Lenders, by their respective representatives and agents, to inspect at all reasonable times, and at the risk and expense of the inspecting party, any of the Properties, corporate books and financial records of such Borrower and each of its Subsidiaries, to examine and make copies (subject to any confidentiality agreement reasonably acceptable to the applicable Borrower and the inspecting party, copyright laws and similar reasonable requirements) of the books of accounts and other financial records of such Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and each of its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate; provided, however, that unless a Default exists the Administrative Agent and the Lenders (or any of their respective representatives or independent contractors), taken as a whole, may only exercise its inspection rights hereunder twice per fiscal year; provided  further, that representatives of the Company may be present during such inspections and discussions at all times unless a Default shall have occurred and be continuing.

    Section 7.09.    Consolidations, Mergers, Dissolution and Sale of Assets.

    Whirlpool will not, nor will it permit any Borrowing Subsidiary to, sell, lease, transfer or otherwise dispose of all or substantially all of its assets (whether by a single transaction or a number of related transactions and whether at one time or over a period of time) or to dissolve or to consolidate with or merge into any Person or permit any Person to merge into it, except that (i) Whirlpool or such Borrowing Subsidiary may consolidate with or merge into, any other Person, or permit another Person to merge into it so long as (a) if such transaction involves Whirlpool, Whirlpool shall be the continuing or surviving Person, (b) subject to clause (a), if such transaction involves a Borrowing Subsidiary, a Borrowing Subsidiary shall be the continuing or surviving Person and (c) immediately after such merger or consolidation or sale, there shall not exist any Default or Unmatured Default and (ii) a Borrowing Subsidiary may sell all or substantially all of its assets to Whirlpool.

    Section 7.10.    Liens.

    No Borrower will, nor will any Borrower permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien in or on any of its Property, except:

    (i)    Liens existing on the date of this Credit Agreement securing Indebtedness outstanding on the date of this Credit Agreement or any Indebtedness which refinances or replaces such Indebtedness (without increase in the amount thereof in excess of the amount of any fees, expenses or premiums payable in connection with such refinancing or replacement);

    (ii)    Liens for taxes not delinquent and Liens for taxes which are being contested in good faith and by appropriate proceedings diligently conducted and in respect to which such Borrower or such Subsidiary, as the case may be, shall have set aside on its books an adequate reserve;

    (iii)    purchase money Liens (including those incurred in connection with synthetic leases) on fixed assets or other physical Properties hereafter acquired and not theretofore owned by any Borrower or any Subsidiary of a Borrower (provided such Liens are created at the time of acquisition or within 180 days thereafter), and Liens existing on the date of acquisition on fixed assets or other physical Properties acquired by any Borrower or any Subsidiary of a Borrower after the date hereof and not theretofore owned by any Borrower or any Subsidiary of a Borrower, if in each such case, such fixed assets or physical Properties are not or shall not thereby become encumbered in an amount in excess of the fair market value thereof at the time such Lien was or will be created (as determined in good faith by the Board of Directors of such Borrower or such Subsidiary, as the case may be) plus any amount in excess of such fair market value which shall have been applied to Section 7.10(xix) below, and refundings or extensions of the foregoing Liens for amounts not exceeding the principal amounts so refunded or extended and applying only to the same fixed assets or physical Property theretofore subject to such Lien and fixtures and building improvements thereon;

    (iv)    (A) any deposit or pledge as security for the performance of any contract or understanding not directly or indirectly in connection with the borrowing of money or the security of Indebtedness, if made and continuing in the ordinary course of business, (B) any deposit or pledge with any governmental agency required or permitted to qualify any Borrower or any Subsidiary of a Borrower to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings, (C) deposits or pledges made in the ordinary course of business to obtain the release of mechanics’, workmen’s, repairmen’s or warehousemen’s Liens or the release of property in the possession of a common carrier, (D) easements, licenses, franchises or minor encumbrances on or over any real property which do not materially detract from the value of such real property or its use in the business of the applicable Borrower or Subsidiary, or (E) other deposits or pledges similar to those referred to in clauses (B) and (C) of this Section 7.10(iv), if made and continuing in the ordinary course of business;

    (v)    Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

    (vi)    Liens on Property of any Subsidiary of a Borrower exclusively in favor of one or more of the Borrowers or other Subsidiaries of a Borrower;

    (vii)    mortgages, pledges, Liens or charges existing on Property acquired by any Borrower or any Subsidiary of a Borrower through the exercise of rights arising out of defaults on receivables of any Borrower or any Subsidiary of a Borrower;

    (viii)    any banker’s Lien or right of offset on moneys of any Borrower or any Subsidiary of a Borrower in favor of any lender or holder of its commercial paper deposited with such lender or holder in the ordinary course of business;

    (ix)    Liens securing Indebtedness in respect of lease obligations which with respect to any Borrower or any Subsidiary of a Borrower constitute Non-Recourse Obligations;

    (x)    interests of lessees in Property owned by any Borrower or any Subsidiary of a Borrower where such interests are created in the ordinary course of their respective leasing activities and are not created directly or indirectly in connection with the borrowing of money or the securing of Indebtedness by any Borrower or any Subsidiary of a Borrower;

    (xi)    Liens incidental to the conduct of the business of any Borrower or any Subsidiary of a Borrower or the ownership of their respective Properties which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of their Properties or materially impair the use thereof in the operation of their businesses;

    (xii)    Judgment liens which are not a Default under Section 8.08;

    (xiii)    Liens in favor of customs and revenue authorities arising as a matter of law or regulation to secure the payment of customs duties in connection with the importation of goods and deposits made to secure statutory obligations in the form of excise taxes;

    (xiv)    Statutory liens of depository or collecting banks on items in collection and any accompanying documents or the proceeds thereof;

    (xv)    Liens arising from precautionary UCC financing statement filings regarding operating leases;

    (xvi)    Liens on assets located outside of the United States of America arising by operation of law;

    (xvii)    Liens securing (x) Indebtedness of Subsidiaries of Whirlpool permitted in accordance with Section 7.11 and (y) Off-Balance Sheet Obligations of Whirlpool and its Subsidiaries;

(xviii)    Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with Whirlpool or any Subsidiary of Whirlpool or becomes a Subsidiary of Whirlpool; provided that such Liens were not created by or at the direction of Whirlpool or any of its Subsidiaries (other than any such Subsidiary that was not a Subsidiary at the time of such creation or direction) in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with Whirlpool or such Subsidiary or acquired by Whirlpool or such Subsidiary; and

    (xix)    Liens in addition to the Liens permitted by Sections 7.10(i) through (xviii), inclusive; provided that such Liens may not exist if:  (a) the value of all assets subject to such Liens at any time exceeds an amount equal to 10% of the value of all assets of Whirlpool and its Consolidated Subsidiaries, as shown on its most recent audited consolidated balance sheet and as determined in accordance with generally accepted accounting principles or (b) the incurrence of any Indebtedness to be secured by such Liens would cause a violation of Section 7.11.

Section 7.11.    Subsidiary Indebtedness.

    Whirlpool will not permit its Subsidiaries to, contract, create, incur, assume or permit to exist Indebtedness if the sum of: (i) the aggregate amount of all Indebtedness contracted, created, incurred, assumed or permitted by a Subsidiary of Whirlpool (other than Indebtedness incurred by a Borrowing Subsidiary under this Credit Agreement) plus (ii) without duplication, the amount of all Indebtedness of Whirlpool and its Subsidiaries subject to a Lien (other than Liens permitted by Sections 7.10(i) through (xvi) inclusive, Section 7.10(xvii)(y) or Section 7.10 (xviii)) exceeds 17.5% of the value of all assets of Whirlpool and its Consolidated Subsidiaries, as shown on its most recent audited consolidated balance sheet and as determined in accordance with generally accepted accounting principles. For the avoidance of doubt, this Section 7.11 shall not restrict the ability of any Subsidiary of Whirlpool to contract, create, incur, assume or permit to exist Off-Balance Sheet Obligations.

    Section 7.12.    Reserved.

    Section 7.13.    Interest Coverage Ratio.

    Whirlpool shall maintain, as of the last day of each fiscal quarter of Whirlpool, an Interest Coverage Ratio of greater than or equal to 3.00 to 1.00.

    Section 7.14.    Ownership of Borrowing Subsidiaries.

    Each Borrowing Subsidiary shall at all times be a wholly-owned Subsidiary of Whirlpool.

ARTICLE 8

DEFAULTS

    The occurrence of any one or more of the following events shall constitute a Default:

    Section 8.01.    Representations and Warranties.

    Any representation or warranty made or deemed made by or on behalf of any Borrower to the Lenders, the Issuing Lenders or the Administrative Agent under or in connection with this Credit Agreement or in any certificate or other information delivered in connection with this Credit Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made; provided that to the extent any representation or warranty set forth in Section 6.06 or 6.12 shall have been false on the date made or deemed made in relation to the actions or status of any Subsidiary acquired in connection with a Material Acquisition (including any Subsidiary of the target of such Material Acquisition) and made or existing during the period of 30 days following the consummation of such Material Acquisition, a Default shall not result.

    Section 8.02.    Payment.

    (i)    Nonpayment of principal under the Loan Documents or reimbursement obligations arising from drawings under Letters of Credit when due, or

    (ii)    nonpayment of interest or of any unused commitment fee, letter of credit fee, fronting fee or any other obligations under any of the Loan Documents within five Business Days after the same becomes due.

    Section 8.03.    Covenants.

    (a)    The breach by any Borrower of any of the terms or provisions of Section 7.02, 7.04 (as to existence of the Borrowers), 7.09, 7.10, 7.11, 7.12, 7.13 or 7.14.

    (b)    The breach by any Borrower of any of the terms or provisions of Section 7.03 and such breach shall continue unremedied for a period of five or more Business Days.

    (c)    The breach by any Borrower (other than a breach which constitutes a Default under Section 8.01, 8.02, 8.03(a) or 8.03(b)) of any of the terms or provisions of this Credit Agreement and such breach shall continue unremedied for a period of thirty or more days after the earlier of (i) receipt of written notice from the Administrative Agent or any Lender as to such breach or (ii) the date on which an Authorized Representative of a Borrower became aware of such breach; provided that a breach by a Borrower of the terms or provisions of Section 7.05, 7.06, 7.07 or 7.08 as a result of any action, omission or failure by any Subsidiary acquired in connection with a Material Acquisition (including any Subsidiary of the target of such Material Acquisition) occurring during the period of 30 days following the consummation of such Material Acquisition shall not be an Unmatured Default.

    Section 8.04.    Other Indebtedness.

    Failure of any Borrower or Subsidiary of a Borrower to pay when due Indebtedness (other than the Obligations) in an aggregate amount greater than $150,000,000 (or the Dollar Amount of Indebtedness denominated in a currency other than Dollars); or the default by any Borrower or any Subsidiary of a Borrower in the performance of any term, provision or condition contained in any agreement under which any Indebtedness (other than the Obligations) in an aggregate amount greater than $150,000,000 (or the Dollar Amount of Indebtedness denominated in a currency other than Dollars) was created or is governed, the effect of which is to cause, or to permit the holder or holders of any Indebtedness to cause, Indebtedness in an aggregate amount greater than $150,000,000 (or the Dollar Amount of Indebtedness denominated in a currency other than Dollars) to become due prior to its stated maturity; or Indebtedness (other than the Obligations) in an aggregate amount greater than $150,000,000 (or the Dollar Amount of Indebtedness denominated in a currency other than Dollars) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

    Section 8.05.    Bankruptcy.

    Any Borrower or any Material Subsidiary of a Borrower shall (i) have an order for relief entered with respect to it under the Bankruptcy Code or any other bankruptcy, insolvency or other similar law as now or hereafter in effect, (ii) make a general assignment for the benefit of creditors, (iii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iv) apply for, seek, consent to, or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (v) institute any proceeding seeking an order for relief under the Bankruptcy Code or any other bankruptcy, insolvency or other similar law as now or hereafter in effect or seeking to adjudicate it as bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under the Bankruptcy Code or any other law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it or (vi) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 8.05.

    Section 8.06.    Receivership, Etc.

    Without the application, approval or consent of any Borrower or any Material Subsidiary of a Borrower, a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or any Material Subsidiary of a Borrower or any Substantial Portion of the Property of any such Person, or a proceeding described in Section 8.05(v) shall be instituted against any Borrower or any Material Subsidiary of a Borrower and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 90 consecutive days.

    Section 8.07.    Judgments.

    Any Borrower or any Subsidiary of a Borrower shall fail within sixty days to pay, bond or otherwise discharge or settle any judgment or order for the payment of money in excess of $150,000,000 which is not stayed on appeal or otherwise being appropriately contested in good faith.

    Section 8.08.    ERISA.

    A contribution failure occurs with respect to any Plan sufficient to give rise to a lien under Section 303(k) of ERISA, or any notice of intent to terminate a Plan shall be filed by a member of the Controlled Group and/or any Plan administrator, or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan, or a condition shall exist which would entitle the PBGC to obtain a decree adjudicating that any such Plan must be terminated, in each case which would reasonably be expected to result in a Material Adverse Effect.

    Section 8.09.    Guaranty.

    Whirlpool’s guaranty of the Guaranteed Obligations pursuant to Article 4 shall cease to be in full force and effect as a legal, valid, binding and enforceable obligation of Whirlpool or Whirlpool shall disaffirm or seek to disaffirm any of its obligations under or with respect to its guaranty of the Guaranteed Obligations pursuant to Article 4.

    Section 8.10.    Change of Control.

    Any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 40% or more of the outstanding shares of common stock of Whirlpool; or, during any period of 12 consecutive calendar months, individuals who were directors of Whirlpool on the first day of such period (together with any new directors whose election or nomination to the Board of Directors of Whirlpool was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason other than retirement, death, or disability to constitute a majority of the board of directors of Whirlpool.

ARTICLE 9

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

    Section 9.01.    Acceleration; Allocation of Payments after Acceleration.

    (a)    If any Default described in Section 8.05 or 8.06 occurs, the obligations of the Lenders to make Loans and issue Letters of Credit hereunder shall automatically terminate and the Obligations of the Borrowers (which shall include, without limitation, the delivery to the Administrative Agent of additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credit then outstanding) shall immediately become due and payable without presentment, demand, protest or notice of any kind (all of which each Borrower hereby expressly waives) or any other election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may (i) terminate or suspend the obligations of the Lenders to make Loans and issue Letters of Credit hereunder, (ii) declare the Obligations of the Borrowers to be due and payable, or both, or (iii) direct the Borrowers to pay to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credit then outstanding, in each case upon written notice to the Borrowers, whereupon such obligations shall terminate or be suspended, as the case may be, and/or the Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which each Borrower hereby expressly waives.

    (b)    Notwithstanding any other provisions of this Credit Agreement, after acceleration of the Obligations, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Loan Documents shall be paid over or delivered as follows:

    FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent or any of the Lenders in connection with enforcing the rights of the Lenders under the Loan Documents;

    SECOND, to payment of any fees owed to the Administrative Agent, any Issuing Lender or any Lender;

    THIRD, to the payment of all accrued interest payable to the Lenders hereunder;

    FOURTH, to the payment of the outstanding principal amount of the Advances and to the payment or cash collateralization of the outstanding LOC Obligations, pro rata, as set forth below;

    FIFTH, to all other obligations which shall have become due and payable under the Loan Documents and not repaid pursuant to clauses “FIRST” through “FOURTH” above; and

    SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

    In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Advances and LOC Obligations) of amounts available to be applied pursuant to clauses “FIRST”, “THIRD,” “FOURTH” and “FIFTH” above; and (c) to the extent that any amounts available for distribution pursuant to clause “FOURTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lenders from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FOURTH” and “FIFTH” above in the manner provided in this Section 9.01.

    Section 9.02.    Judgment Currency.

    (i)    The Borrowers’ obligations under the Loan Documents to make payments in an applicable Agreed Currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under the Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Dollar Amount, determined as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

    (ii)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, such amount payable by the applicable Borrower shall be reduced or increased, as applicable, such that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. Each Borrower agrees to pay any additional amounts payable by it under this subsection (ii) as a separate obligation notwithstanding any such judgment or judicial award.

    Section 9.03.    Amendments.

    Subject to the provisions of this Article 9, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default or Unmatured Default hereunder; provided, however, that no such supplemental agreement shall without the consent of each Lender directly affected thereby:

    (i)    Extend the maturity of any Loan or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon or extend the time of payment of any reimbursement obligation under a Letter of Credit;

    (ii)    Reduce the rate or extend any fixed date of payment of any fees due hereunder;

    (iii)    Change the order of application of funds in a manner that would alter the pro rata sharing contemplated thereby;

    (iv)    Change the percentages specified in the definition of Required Lenders;

    (v)    Extend the Termination Date or increase the amount of the Commitment of any Lender hereunder, or permit any Borrower to assign its rights or obligations under this Credit Agreement;

    (vi)    Amend or modify, or waive any requirement under, this Section 9.03; or

    (vii)    Release Whirlpool from its Guaranteed Obligations.

    No amendment of any provision of this Credit Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. No amendment to Section 2.04 or any other provision hereof relating to any Issuing Lender shall be effective without the written consent of such Issuing Lender. The Administrative Agent may waive payment of the fee required under Section 13.03(b) without obtaining the consent of any of the Lenders.

    Section 9.04.    Preservation of Rights.

    No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Unmatured Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or Unmatured Default or the inability of any Borrower to satisfy the conditions precedent to such Loan or Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders or the Required Lenders, as applicable, pursuant to Section 9.03, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

ARTICLE 10

GENERAL PROVISIONS

    Section 10.01.    Survival of Representations.

    All representations and warranties of the Borrowers contained in this Credit Agreement shall survive the making of the Loans and issuance of the Letters of Credit herein contemplated.

    Section 10.02.    Governmental Regulation.

    Anything contained in this Credit Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

    Section 10.03.    Headings.

    Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

    Section 10.04.    Entire Agreement.

    The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter thereof except as contemplated in Section 2.07(b).

    Section 10.05.    Several Obligations.

    The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. No Lender shall have any liability for the failure of any other Lender to perform its obligations hereunder. This Credit Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Credit Agreement, each Indemnified Person and their respective successors and assigns.

    Section 10.06.    Expenses; Indemnification.

    Whirlpool shall reimburse the Administrative Agent for any reasonable and documented costs, internal charges and out-of-pocket expenses (including reasonable and documented attorneys’ fees, but only for a single outside counsel and any necessary local counsel) paid or incurred by the Administrative Agent in connection with the preparation, negotiation review, execution, delivery, amendment, modification and administration of the Loan Documents. Whirlpool also agrees to reimburse the Administrative Agent and the Lenders for any reasonable and documented costs, internal charges and out-of-pocket expenses (including reasonable and documented attorneys’ fees but only for a single outside counsel (and, in the case that there is a conflict between the Administrative Agent and any Lender, or between any of the Lenders, of one counsel for each conflicting Lender) and any necessary local counsel) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents. Whirlpool further agrees to indemnify the Administrative Agent, each Arranger, each Issuing Lender and each Lender and each of their respective directors, officers, affiliates, agents and employees (each an “Indemnified Person”), excluding Taxes which shall be governed by Section 3.01 of this Credit Agreement, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, an Issuing Lender, a Lender or any other Indemnified Person is a party thereto) which any of them may pay or incur arising out of or relating to the Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) hereunder; provided, however, that Whirlpool shall not be liable to any Indemnified Person for any such loss, claim, damage, penalty, judgment, liability or expense (x) resulting from such Indemnified Person’s (or any of its Related Parties’) gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment, (ii) resulting from a successful claim brought by any of the Borrowers against an Indemnified Person or any of its Related Parties for breach in bad faith of such Indemnified Person’s (or such Related Party’s) obligations hereunder or under any other

Loan Document or (iii) resulting from a dispute among Indemnified Persons not involving any action on the part of a Borrower (other than a claim against the Administrative Agent in its capacity as such). This Section 10.06 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim. The obligations of Whirlpool under this Section 10.06 shall survive the termination of this Credit Agreement.

    Section 10.07.    Severability of Provisions.

    Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

    Section 10.08.    Nonliability of Lenders.

    The Administrative Agent, each Lender and their Affiliates may have economic interests that conflict with those of the Borrowers. The relationship between the Borrowers and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform any of the Borrowers of any matter in connection with any phase of the business or operations of any of the Borrowers.

    Section 10.09.    CHOICE OF LAW.

    This Credit Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Credit Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

    Section 10.10.     CONSENT TO JURISDICTION.

    (a)    Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto, or any Related Party of the foregoing in any way relating to this Credit Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document in any court referred to above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

    (b)    Each Borrowing Subsidiary domiciled outside of the United States (a “Foreign Borrower”) hereby irrevocably appoints Whirlpool as its true and lawful attorney-in-fact (the “Service of Process Agent”) in its name, place and stead to accept service of any and all writs, summons and other legal process and any such enforcement proceeding brought in the State of New York and agrees that service by the mailing, of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Schedule IV, such service to become effective 30 days after such mailing, of any enforcement proceeding may be made upon such Service of Process Agent and that it will take such action as necessary to continue such appointment in full force and effect or to appoint another such Service of Process Agent satisfactory to the Administrative Agent for service of process. Whirlpool hereby irrevocably accepts such appointment and agrees to serve in the capacity of Service of Process Agent.

    (c)    With respect to each Foreign Borrower:

    (i)    Without limiting the generality of subsections (a) and (b) of this Section 10.10, such Foreign Borrower agrees that any controversy or claim with respect to it arising out of or relating to this Credit Agreement or the other Loan Documents may, at the sole option of the Administrative Agent with the consent of all of the Lenders, be settled immediately by submitting the same to binding arbitration in the City of New York, New York (or such other place as the parties may agree) in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Upon the request and submission of any controversy or claim for arbitration hereunder, the Administrative Agent shall give such Foreign Borrower not less than 45 days written notice of the request for arbitration, the nature of the controversy or claim, and the time and place set for arbitration. Such Foreign Borrower agrees that such notice is reasonable to enable it sufficient time to prepare and present its case before the arbitration panel. Judgment on the award rendered by the arbitration panel may be entered in any court including, without limitation, any court of the State of New York or any federal court sitting in the State of New York. The expenses of arbitration shall be paid by such Foreign Borrower.

    (ii)    The provisions of subsection (i) above are intended to comply with the requirements of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “Convention”). To the extent that any provisions of such subsection (i) are not consistent with or fail to conform to the requirements set out in the Convention, such subsection (i) shall be deemed amended to conform to the requirements of the Convention.

    (iii)    Such Foreign Borrower hereby specifically consents and submits to the jurisdiction of the courts of the State of New York and courts of the United States located in the State of New York for purposes of entry of a judgment or arbitration award entered by the arbitration panel.

    Section 10.11.    WAIVER OF JURY TRIAL; WAIVER OF CONSEQUENTIAL DAMAGES.

    AS AN INDUCEMENT TO ENTER INTO THIS CREDIT AGREEMENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER. Each party hereto agrees not to assert any claim against any other party hereto, any of their Affiliates, or any of their respective directors, officers, employees, attorneys or agents, or any theory of liability for special, indirect, consequential or punitive damages arising out of or otherwise relating to any transactions contemplated therein.

    Section 10.12.    Binding Effect; Termination.

    (i)    This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.01 have been satisfied or shall have been waived in accordance with Section 9.03 and it shall have been executed by the Original Borrowers and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns.

    (ii)    This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other Obligations have been paid in full and all Commitments and Letters of Credit have been terminated. Upon termination, the Borrowers shall have no further obligations (other than the indemnification provisions that survive) under the Loan Documents; provided that should any payment, in whole or in part, of the Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Loan Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or a Lender in connection therewith shall be deemed included as part of the Obligations.

    Section 10.13.    Confidentiality.

    Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority or self-regulatory body; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 10.13, to (i) any Purchaser of or Participant in, or any prospective Purchaser of or Participant in, any of its rights or obligations under this Credit Agreement (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to the Obligations or (iii) to any credit insurance provider relating to any Borrower and the Obligations; (g) with the consent of Whirlpool; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.13 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than Whirlpool and its Subsidiaries; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, “Information” means all information received from the Borrowers relating to Whirlpool and its Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by

Whirlpool and its Subsidiaries and other than information pertaining to this Credit Agreement routinely provided by the Arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.14. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in this Credit Agreement, any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
As used in this Credit Agreement:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

ARTICLE 11

THE ADMINISTRATIVE AGENT

    Section 11.01.    Appointment and Authority.

    Each of the Lenders and the Issuing Lenders hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and no Borrower shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

    Section 11.02.    Rights as a Lender.

    The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

    Section 11.03.    Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Unmatured Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 9.03), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Unmatured Default unless and until notice describing such Default or Unmatured Default is given to the Administrative Agent in writing by a Borrower, a Lender or an Issuing Lender.

(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Unmatured Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

    Section 11.04.    Reliance by Administrative Agent.

    The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon, provided that the Administrative Agent shall not rely on any oral or telephonic communication of any Borrowing Notice (which shall be in writing and otherwise in compliance with Section 2.03(e)) or any other communication directing the transfer of funds to the account of any Borrower. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for Whirlpool), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

    Section 11.05.    Delegation of Duties.

    The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

    Section 11.06.    Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and Whirlpool. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject, so long as no Default is continuing, to the consent (not to be unreasonably withheld, conditioned or delayed) of Whirlpool, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and which in any event shall not be a Defaulting Lender. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor meeting the qualifications set forth above (including that such successor be consented to by Whirlpool so long as no Default is continuing and that such successor shall not be a Defaulting Lender). Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Whirlpool and such Person remove such Person as Administrative Agent and, in consultation with Whirlpool, appoint a successor meeting the qualifications set forth in clause (a) above (including that such successor be consented to by Whirlpool so long as no Default is continuing and that such successor shall not be a Defaulting Lender). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Whirlpool and such successor. After the resignation or removal of the Administrative Agent hereunder and under the other Loan Documents, the provisions of this Article and Section 10.06 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

    Section 11.07.    Acknowledgements of Lenders and Issuing Lenders.

(a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of their Related Parties, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning Whirlpool and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)    Each Lender, by delivering its signature page to this Credit Agreement on the Amendment Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Amendment Effective Date.

(c)    (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 11.07(c) shall be conclusive, absent manifest error.

    (ii)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

    (iii)    Each Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower.

    (iv)    Each party’s obligations under this Section 11.07(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

    Section 11.08.     Reimbursement and Indemnification.

    The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments for (i) any amounts not reimbursed by the Borrowers for which the Administrative Agent (acting as such) is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses not reimbursed by the Borrowers incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever and not reimbursed by the Borrowers which may be imposed on, incurred by or asserted against the Administrative Agent (acting as such) in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction by final and nonappealable judgment.

    Section 11.09.    No Other Duties, etc.

    Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agent or documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder. No bookrunner, arranger, syndication agent or documentation agent shall have or be deemed to have any fiduciary relationship with any Lender.

    Section 11.10.    Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Credit Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Loan Document or any documents related hereto or thereto).

As used in this Section 11.10:
    “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
    “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

ARTICLE 12

SETOFF; RATABLE PAYMENTS

    Section 12.01.    Setoff.

    In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other indebtedness at any time held or owing by any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Obligations of such Borrower (or in the case of any Setoff of amounts owning to or for the credit or account of Whirlpool, toward the payment of the Obligations of any other Borrower) owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due, matured or unmatured, contingent or non-contingent; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agrees to notify the applicable Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

    Section 12.02.    Ratable Payments.

    If, after the occurrence of a Default, any Lender, whether by setoff or otherwise, has payment made to it upon its share of any Advance or LOC Obligations (other than payments received pursuant to Article 3) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans comprising such Advance held by the other Lenders or to purchase a Participation Interest in such LOC Obligations so that after such purchase each Lender will hold its ratable proportion of Loans comprising such Advance or Participation Interests in such LOC Obligations. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon if paid within two Business Days of the date when such amount is due at a per annum rate equal to the Federal Funds Effective Rate and thereafter at a per annum rate equal to the Alternate Base Rate until the date such amount is paid to the Administrative Agent or such other Lender. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 12.02 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 12.02 to share in the benefits of any recovery on such secured claim.

ARTICLE 13

BENEFIT OF AGREEMENT; PARTICIPATIONS; ASSIGNMENTS

    Section 13.01.    Successors and Assigns.

    The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Issuing Lenders and the Administrative Agent and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and (ii) any assignment by any Lender must be made in compliance with Section 13.03. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.03 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Lender’s rights or obligations hereunder agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

    Section 13.02.    Participations.

    (a)    Permitted Participations; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in all or a portion of its rights, obligations or rights and obligations under the Loan Documents, provided that in the case of a participation in a Loan made to a Dutch Borrower (x) to the extent the participation concerns an amount of less than euro 100,000 (or its equivalent in any other currency) or such greater amount as may be required pursuant to the Dutch Financial Supervision Act as amended from time to time, the Participant is a “Professional Market Party” within the meaning of the Dutch Financial Supervision Act or (y) as soon as the competent authority publishes its interpretation of the term “public” (as referred to in article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)) and irrespective of the amount of the participation, the Participant is not considered to be part of the public on the basis of such interpretation. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable by the Borrowers under this Credit Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

    (b)    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, Letter of Credit or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, Letter of Credit or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

    (c)    Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 12.01 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.01 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.01, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.02 as if each Participant were a Lender.

(d)    Effect of Participation. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.02 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 2.08(l) (it being understood that the documentation required under Section 2.08(l) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.03; provided that such Participant (A) agrees to be subject to the provisions of Section 3.06 as if it were an assignee under Section 13.03; and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.02, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.01 as though it were a Lender; provided that such Participant agrees to be subject to Section 12.02 as though it were a Lender.
(e)    Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

    Section 13.03.    Assignments.

    (a)    Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (but not to Whirlpool or any of Whirlpool’s Affiliates or to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) (“Purchasers”) any part of its rights and obligations under the Loan Documents; provided that, (i) unless otherwise provided herein, no assignment may be made without the prior written consent of Whirlpool and the Administrative Agent (such consents not to be unreasonably withheld, conditioned or delayed) unless the proposed Purchaser is a Lender or an Affiliate thereof and (ii) unless Whirlpool and the Administrative Agent shall otherwise consent (each in their sole discretion), (x) such assigning Lender shall retain after giving effect to such assignment a Commitment which is not less than $15,000,000 (unless such Lender is assigning all of its Commitment), (y)  such assignment shall be in an amount which is not less than $25,000,000 (or, if less, the remaining amount of the assigning Lender’s Commitment) and in integral multiples of $1,000,000 in excess thereof and (z) such assigning Lender has provided Whirlpool with notice of such assignment at least three Business Days prior to the effective date thereof (which effective date, for the avoidance of doubt, shall be subject to the consents referred to in clause (i) above), including such information regarding the Purchaser as Whirlpool may reasonably request; provided, however, that if a Default under Section 8.02 or (solely with respect to Whirlpool or any other Borrower) 8.05 or 8.06 has occurred and is continuing, the consent of Whirlpool shall not be required; and provided further, however, that (x) in the case of assignment of a Loan to a Dutch Borrower to the extent the assignment concerns an amount of less than euro 100,000 (or its equivalent in any other currency) or such greater amount as may be required pursuant to the Dutch Financial Supervision Act as amended from time to time, the Purchaser is a “Professional Market Party” within the meaning of the Dutch Financial Supervision Act or (y) as soon as the competent authority publishes its interpretation of the term “public” (as referred to in article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)) and irrespective of the amount of the assignment, the Purchaser is not considered to be part of the public on the basis of such interpretation. Each such assignment shall be substantially in the form of Exhibit C hereto or in such other form as may be agreed to by the parties thereto. The consent of each Issuing Lender shall be required prior to any assignment becoming effective.

    (b)    Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an Assignment Agreement substantially in the form attached as Exhibit C hereto or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent (an “Assignment”), together with any consent required by Section 13.03(a), (ii) payment of a $3,500 processing fee to the Administrative Agent for processing such assignment and (iii) recordation of such assignment in the Register as required by Section 13.03(c), such assignment shall become effective on the effective date specified in such Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Credit Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment, Loans and Participation Interests assigned to such Purchaser.

    (c)    Register. The Borrowers hereby designate the Administrative Agent to serve as the Borrowers’ non-fiduciary agent, solely for the purpose of this paragraph, to maintain a register (the “Register”) on which the Administrative Agent will record each Lender’s Commitment, the Loans made by each Lender, and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Assignment delivered to the Administrative Agent pursuant to Section 13.03(b). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered as the owner thereof for all purposes of this Credit Agreement, notwithstanding notice or any provisions herein to the contrary. A Lender’s Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender’s Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of an Assignment duly executed by the assignor thereof. No assignment or transfer of a Lender’s Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

    (d)    No Assignment to Certain Persons. No assignment shall be made to (i) Whirlpool or any of Whirlpool’s Affiliates, (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (iii) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

    Section 13.04.    Dissemination of Information.

    Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrowers and their Subsidiaries.

    Section 13.05.    Tax Treatment.

    If any interest in any Loan Document is transferred to any Transferee, the transferor Lender shall cause such Transferee, as a condition to such transfer, to comply with the provisions of Section 2.08(l).

    Section 13.06.    SPCs.

    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) the option to fund all or any part of any Advance that such Granting Lender would otherwise be obligated to fund pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Advance, the Granting Lender shall be obligated to fund such Advance pursuant to the terms hereof, (iii) no SPC shall have any voting rights pursuant to Section 9.03 (all such voting rights shall be retained by the Granting Lenders), (iv) with respect to notices, payments and other matters hereunder, the Borrowers, the Administrative Agent and the Lenders shall not be obligated to deal with an SPC, but may limit their communications and other dealings relevant to such SPC to the applicable Granting Lender, (v) in the case of an Advance to a Dutch Borrower (x) to the extent the funding by an SPC concerns an amount of less than euro 100,000 (or its equivalent in any other currency) or such greater amount as may be required pursuant to the Dutch Financial Supervision Act as amended from time to time, such SPC is a “Professional Market Party” within the meaning of the Dutch Financial Supervision Act or (y) as soon as the competent authority publishes its interpretation of the term “public” (as referred to in article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)) and irrespective of the amount of the Advance, the SPC is not considered to be part of the public on the basis of such interpretation and (vi) the Granting Lender has provided Whirlpool with three Business Days prior notice of such assignment, including such information regarding the SPC as Whirlpool may reasonably request. The funding of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent that, and as if, such Advance were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Credit Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Credit Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPC. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advance is being funded by an SPC at the time of such amendment.

    Section 13.07.    Pledges.

    Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or any central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender party hereto.

ARTICLE 14

NOTICES

    Section 14.01.    Giving Notice.

    (a) Except as otherwise permitted by Section 2.08(g) or as provided in subsection (b) below, all notices and other communications provided to any party hereto under this Credit Agreement or any other Loan Document shall be in writing or by telecopy (and promptly confirmed) and addressed or delivered to, in the case of any Borrower or the Administrative Agent, at its address set forth on Schedule IV hereto and in the case of any Lender, to its address provided in its Administrative Questionnaire, or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, or sent overnight delivery via a reputable carrier, shall be deemed given when received; any notice, if transmitted by telecopy, shall be deemed given when transmitted.

    (b)    So long as JPMorgan or any of its Affiliates is the Administrative Agent, materials required to be delivered pursuant to Section 7.01(i), (ii), (iii), (iv) and (v) shall be delivered to the Administrative Agent in an electronic or other acceptable medium in a format acceptable to the Administrative Agent and the Lenders by e-mail at @tls.ldsprod.com or if by another medium to the address of the Administrative Agent. In the event such materials are transmitted to such e-mail address such transmission shall satisfy the Borrowers’ obligation to deliver such materials. The Borrowers agree that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrowers, any of their Subsidiaries or any other materials or matters relating to this Credit Agreement, the Notes or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the “Platform”). The Borrowers acknowledge that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

    (c)    Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Credit Agreement; provided that if requested by any Lender the Administrative Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Credit Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

    Section 14.02.    Change of Address.

    Subject to Section 10.10(b), each Borrower, the Administrative Agent and each Lender may change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE 15

COUNTERPARTS

    This Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Credit Agreement by signing any such counterpart. This Credit Agreement shall be effective when it has been executed by the Borrowers, the Administrative Agent and the Lenders and the Administrative Agent has either received such executed counterparts or has been notified, by telecopy, that such party has executed its counterparts.

    Delivery of an executed counterpart of a signature page of (x) this Credit Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Credit Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Credit Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Credit Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrowers, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Credit Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Credit Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Credit Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

ARTICLE 16

PATRIOT ACT NOTICE

    Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each borrower, guarantor or grantor (the “Loan Parties”), which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act. Each Borrower shall, reasonably promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

IN WITNESS WHEREOF, the Borrowers, the Administrative Agent and the Lenders have caused this Credit Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.
WHIRLPOOL CORPORATION

By:     /s/ Jennifer L. Powers
Jennifer L. Powers

Title:     Vice President & Treasurer
2000 North M-63
Benton Harbor, Michigan 49022
Email: *************@whirlpool.com

WHIRLPOOL EUROPE B.V.

By:     /s/ Jennifer L. Powers
Jennifer L. Powers

Title:     Attorney-in-Fact
c/o Whirlpool Corporation
2000 North M-63
Benton Harbor, Michigan 49022
Attn: Treasurer
Email: *************@whirlpool.com

WHIRLPOOL GLOBAL B.V.

By:     /s/ Jennifer L. Powers
Jennifer L. Powers

Title:     Attorney-in-Fact
c/o Whirlpool Corporation
2000 North M-63
Benton Harbor, Michigan 49022
Attn: Treasurer
Email: *************@whirlpool.com

WHIRLPOOL CANADA HOLDING CO.

By:     /s/ Jennifer L. Powers
Name: Jennifer L. Powers

WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

Title:     Treasurer
c/o Whirlpool Corporation
2000 North M-63
Benton Harbor, Michigan 49022
Attn: Treasurer
Email: *************@whirlpool.com

WHIRLPOOL UK APPLIANCES LIMITED

By:     /s/ Jennifer L. Powers
Name: Jennifer L. Powers

Title:     Authorized Signatory
c/o Whirlpool Corporation
2000 North M-63
Benton Harbor, Michigan 49022
Attn: Treasurer
Email: *************@whirlpool.com

            WHIRLPOOL CORPORATION – LONG TERM CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Lender and a Lender

By:     /s/ Peter Predun
Name: Peter Predun
Title: Executive Director

DTTP Number:

WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

BNP PARIBAS, as Issuing Lender and a Lender

By:     /s/ Christopher Sked
Name: Christopher Sked
Title: Managing Director

By:     /s/ Nicolas Doche
Name: Nicolas Doche
Title: Vice President

DTTP Number:

WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

CITIBANK, N.A., as Issuing Lender and a Lender

By:     /s/ Susan Olsen
Name: Susan Olsen
Title: Vice President

DTTP Number:

WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

MIZUHO BANK, LTD., as Issuing Lender and a Lender

By:     /s/ Tracy Rahn
Name: Tracy Rahn
Title: Executive Director

DTTP Number:

WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Lender and a Lender

By:     /s/ Kara Treiber
Name: Kara Treiber
Title: Director

DTTP Number:

            WHIRLPOOL CORPORATION – LONG TERM CREDIT AGREEMENT

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Lender

By:     /s/ Pablo Urgoiti
Name: Pablo Urgoiti
Title: Managing Director

By:     /s/ Andres Barbosa
Name: Andres Barbosa
Title: Managing Director

DTTP Number:
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender

By:     /s/ J. Casey Cosgrove
Name: J. Casey Cosgrove
Title: Managing Director

DTTP Number:
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

GOLDMAN SACHS BANK USA, as a Lender

By:     /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

DTTP Number:
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

ING BANK N.V. DUBLIN BRANCH, as a Lender

By:     /s/ Cormac Langford
Name: Cormac Langford
Title: Director

By:     /s/ Sean Hassett
Name: Sean Hassett
Title: Director

DTTP Number: Through our affiliate lender ING (Ireland) DAC)
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

MUFG BANK, LTD., as a Lender

By:     /s/ Reema Sharma
Name: Reema Sharma
Title: Director

DTTP Number:
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:     /s/ Rosa Pritsch
Name: Rosa Pritsch
Title: Director

DTTP Number:
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

UNICREDIT BANK AG, NEW YORK BRANCH, as a Lender

By:     /s/ Priya Trivedi
Name: Priya Trivedi
Title: Director

By:     /s/ Mengyun Sun
Name: Mengyun Sun
Title: Associate

DTTP Number:
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

BANK OF CHINA, CHICAGO BRANCH, as a Lender

By:     /s/ Xu Yang
Name: Xu Yang
Title: SVP

DTTP Number:
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:     /s/ Ming K. Chu
Name: Ming K. Chu    @db.com
Title: Director        +1-212-***-****

By:     /s/ Annie Chung
Name: Annie Chung    @db.com
Title: Director        +1-212-***-****

DTTP Number:

STANDARD CHARTERED BANK, as a Lender

By:     /s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director – Financing Solution

WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA, as a Lender

By:     /s/ Dhirendra Udharamaney
Name: Dhirendra Udharamaney
Title: Director

DTTP Number:
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:     /s/ Mark D. Rodgers
Name: Mark D. Rodgers
Title: Vice President

DTTP Number:
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

CREDIT INDUSTRIEL ET COMMERICAL, NEW YORK BRANCH, as a Lender

By:     /s/ Edwige Sucher
Name: Edwige Sucher
Title: Vice President

By:     /s/ Eric Longuet
Name: Eric Longuet
Title: Managing Director

DTTP Number:
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

CREDIT SUISSE (SWITZERLAND) AG, as a Lender

By:     /s/ Philipp Horat
Name: Philipp Horat
Title: Director

By:     /s/ Georg Hirsiger
Name: Georg Hirsiger
Title: Assistant Vice President

DTTP Number: Credit Suisse (Switzerland) AG has no HMRC DT Treaty Passport scheme reference number.
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

INTESA SANPAOLO S.P.A., NEW YORK BRANCH, as a Lender

By:     /s/ Alessandro Toigo
Name: Alessandro Toigo
Title: Head of Corporate Desk

By:     /s/ Neil Derfler
Name: Neil Derfler
Title: Global Relationship Manager

DTTP Number:
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

SOCIETE GENERALE, as a Lender

By:     /s/ Richard Bernal
Name: Richard Bernal
Title: Managing Director

DTTP Number:
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

THE NORTHERN TRUST COMPANY, as a Lender

By:     /s/ Will Hicks
Name: Will Hicks
Title: Vice President

DTTP Number:
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

ITAU UNIBANCO S.A., MIAMI BRANCH, as a Lender

By:     /s/ Nuno Conceição
Name: Nuno Conceição
Title: Head of Middle Office

By:     /s/ Paulo Cardoso
Name: Paulo Cardoso
Title: Head of Operations

DTTP Number: None

WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

SCHEDULE III
(to Credit Agreement)
PRICING SCHEDULE (PART I)
Each of “Unused Commitment Fee Rate”, “Term Benchmark Margin”, “Daily Simple SONIA Margin” and “Alternate Base Rate Margin” means, for any day, the rate set forth below, in basis points per annum, in the row opposite such term and in the column corresponding to the Pricing Level that applies for such day:

Pricing Level	Level I	Level II	Level III	Level IV	Level V
Unused Commitment Fee Rate	7.0	8.0	9.0	11.0	15.0
Term Benchmark Margin / Daily Simple SONIA Margin	75.0	87.5	100.0	112.5	125.0
Alternate Base Rate Margin	0.0	0.0	0.0	12.5	25.0

For purposes of this Schedule, the following terms have the following meanings:
“Level I Pricing” applies at any date if, at such date, Whirlpool’s senior unsecured long-term debt is rated A or higher by S&P or A2 or higher by Moody’s.
Level II Pricing” applies at any date if, at such date, (i) Whirlpool’s senior unsecured long-term debt is rated A- or higher by S&P or A3 or higher by Moody’s and (ii) Level I Pricing does not apply.
“Level III Pricing” applies at any date if, at such date, (i) Whirlpool’s senior unsecured long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody’s and (ii) neither Level I Pricing nor Level II Pricing applies.
“Level IV Pricing” applies at any date if, at such date, (i) Whirlpool’s senior unsecured long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody’s and (ii) none of Level I Pricing, Level II Pricing or Level III Pricing applies.
“Level V Pricing” applies at any date if, at such date, no other Pricing Level applies.
“Moody’s” means Moody’s Investors Service, Inc.
“Pricing Level” refers to the determination of which of Level I, Level II, Level III, Level IV or Level V applies at any date.
“S&P” means S&P Global Ratings.
The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of Whirlpool without third-party credit enhancement, and any rating assigned to any other debt security of Whirlpool shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day.
The following provisions are applicable: If Whirlpool is split-rated and the ratings differential is one level, the higher of the two ratings will apply (e.g. BBB+/Baa2 results in Level III Pricing). If Whirlpool is split-rated and the ratings differential is more than one level, the level immediately below the highest rating shall be used (e.g. BBB+/Baa3 results in Level IV Pricing).
WHIRLPOOL CORPORATION –LONG TERM CREDIT AGREEMENT

EXHIBIT A
(to Credit Agreement)

NOTE

______________

[Whirlpool Corporation, a Delaware corporation] [Whirlpool Europe B.V., a Netherlands private company with limited liability having its corporate seat in Breda, The Netherlands] [Whirlpool Canada Holding Co., a Nova Scotia unlimited company] [Whirlpool Global B.V., a Netherlands private company with limited liability having its corporate seat in Breda, The Netherlands] [Whirlpool UK Appliances Limited, a private limited company registered in England under company number 00106725] (the “Borrower”), promises to pay to the order of _________________ (the “Lender”) the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Fifth Amended and Restated Long Term Credit Agreement dated as of May 3, 2022 among Whirlpool Corporation, Whirlpool Europe B.V., Whirlpool Canada Holding Co., Whirlpool Global B.V., Whirlpool UK Appliances Limited, the other borrowers from time to time party thereto, the lenders (including, without limitation, the Lender) from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for such lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), on the dates, in the currency and funds, and at the place determined pursuant to the terms of the Credit Agreement, together with interest, in like currency and funds, on the unpaid principal amount hereof at the rates and on the dates determined pursuant to the Credit Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date, amount, currency and maturity of each Loan and the date and amount of each principal payment hereunder, provided, however, that any failure to so record shall not affect the Borrower’s obligations under any Loan Document.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, to which reference is hereby made for a settlement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement. This Note shall be governed by the laws of the State of New York.

[WHIRLPOOL CORPORATION]
[WHIRLPOOL EUROPE B.V.]
[WHIRLPOOL CANADA HOLDING CO.]
[WHIRLPOOL GLOBAL B.V.]
[WHIRLPOOL UK APPLIANCES LIMITED]

By:_______________________________
Title:

            WHIRLPOOL CORPORATION – LONG TERM CREDIT AGREEMENT

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

Date	Principal Amount and Currency of Loan	Maturity of Loan	Principal Amount Paid	Unpaid Balance

Exhibit A, Page 2

EXHIBIT B
(to Credit Agreement)

ASSUMPTION AGREEMENT

____________, 20__

To the Lenders party to the
Credit Agreement referred
to below

Ladies and Gentlemen:

Reference is made to the Fifth Amended and Restated Long Term Credit Agreement dated as of May 3, 2022 among Whirlpool Corporation, Whirlpool Europe B.V., Whirlpool Canada Holding Co., Whirlpool Global B.V., Whirlpool UK Appliances Limited, the other borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for such lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”). Terms defined in the Credit Agreement and used herein are used herein as defined therein.

The undersigned, _________, a _________ corporation, wishes to become a “Borrower” under the Credit Agreement and, accordingly, hereby agrees that (i) from the date hereof it shall be a “Borrower” under the Credit Agreement, and (ii) from the date hereof and until the payment in full of the principal of and interest on all Advances made to it under the Credit Agreement and performance of all of its other Obligations thereunder, and until termination thereunder of its status as a “Borrower” as provided below, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which is stated to apply to any “Borrower” to the same extent as if it had originally signed the Credit Agreement as a “Borrower” party thereto. Without limiting the generality of the foregoing, the undersigned hereby (i) confirms, represents and warrants that it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof, and (ii) confirms, reaffirms and restates, as of the date hereof, the representations and warranties set forth in Article 6 of the Credit Agreement provided that such representations and warranties shall be and hereby are deemed amended so that each reference therein to “this Credit Agreement”, including, without limitation, each such reference included in the term “Loan Documents”, shall be deemed to be a collective reference to this Assumption Agreement, the Credit Agreement and the Credit Agreement as supplemented by this Assumption Agreement.

So long as the principal of and interest on all Advances made to the undersigned under the Credit Agreement shall have been paid in full and all other obligations of the undersigned under the Credit Agreement shall have been fully performed, Whirlpool may by not less than five Business Days’ prior notice to the Lenders terminate the undersigned’s status as a “Borrower” under the Credit Agreement.

Exhibit B, Page 3

THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Assumption Agreement as of the date and year first above written.

[Name of Additional Borrowing Subsidiary]

By: _________________________________

Title: ________________________________
Address for Notices under
the Credit Agreement:        __________________________
__________________________
__________________________

By its signature, Whirlpool hereby consents to _________ becoming an Additional Borrowing Subsidiary and acknowledges that _____________ shall also be a Borrowing Subsidiary whose obligations shall be guaranteed by Whirlpool pursuant to Article 4 of the Credit Agreement:

WHIRLPOOL CORPORATION

By: _____________________________________

Title: ____________________________________

Exhibit B, Page 4

EXHIBIT C
(the Credit Agreement)

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the][any] Assignor.

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.    Assignor[s]:        ______________________________

                ______________________________

2.    Assignee[s]:        ______________________________

                ______________________________
    [Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.    Borrower(s):        Whirlpool Corporation, Whirlpool Europe B.V., Whirlpool Canada Holding Co., Whirlpool Global B.V. and Whirlpool UK Appliances Limited

4.    Administrative Agent:    JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.    Credit Agreement:    The Fifth Amended and Restated Long-Term Credit Agreement dated as of May 3, 2022 among Whirlpool Corporation, Whirlpool Europe B.V., Whirlpool Canada Holding Co., Whirlpool Global B.V., Whirlpool UK Appliances Limited, each other Borrower party thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.     Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.    Trade Date:        ______________]10

5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)
8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

[Page break]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR[S]11
[NAME OF ASSIGNOR]

By:______________________________
Title:

[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE[S]12
[NAME OF ASSIGNEE]

By:______________________________
Title:

[NAME OF ASSIGNEE]

By:______________________________
Title:

[Consented to and]13 Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By: _________________________________
Title:

11 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
12 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
13 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:]14

[NAME OF RELEVANT PARTY]

By: ________________________________
Title:
14 To be added only if the consent of the Borrower and/or other parties (e.g., Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT

        1.    Representations and Warranties.

        1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

        1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.03 of the Credit Agreement (subject to such consents, if any, as may be required thereunder) [and, irrespective of the amount of the assignment, it confirms that it is not considered to be part of the public as referred to in article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)]15, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase [the][such] Assigned Interest, and (vii) if it is a Lender that is not incorporated under the laws of the United States of America or a state thereof attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

        1.2A.    Confirmation by the Dutch Borrowers. The Dutch Borrowers confirm that, irrespective of the amount of the assignment, [the][each] Assignee is not considered to be
****** On the basis of the interpretation to be published by the competent authority.
Exhibit C, Page 10

part of the public as referred to in article 4.1(1) of the Capital Requirements Regulation (EU/575/2013).] ]16

        2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

        3.    General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York.

****** On the basis of the interpretation to be published by the competent authority.
Exhibit C, Page 11

EXHIBIT D
(to Credit Agreement)

COMPLIANCE CERTIFICATE

To:     The Lenders party to the
Fifth Amended and Restated Long Term Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Fifth Amended and Restated Long Term Credit Agreement dated as of May 3, 2022 among Whirlpool Corporation, Whirlpool Europe B.V., Whirlpool Canada Holding Co., Whirlpool Global B.V., Whirlpool UK Appliances Limited, the other borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for such lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.    I am the duly elected _____________ of Whirlpool;

2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Whirlpool and its Consolidated Subsidiaries during the accounting period covered by the attached financial statements;

3.    The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below];

4.    Whirlpool and its Subsidiaries are in compliance with (a) the limitations on Liens set forth in Section 7.10(xix) of the Credit Agreement and (b) the limitations on Indebtedness set forth in Section 7.11 of the Credit Agreement; and

5.    Schedule 1 attached hereto sets forth financial data and computations evidencing Whirlpool’s compliance with Section 7.13 of the Credit Agreement, all of which data and computations are true, complete and correct.

6.    [Described below are the exceptions, if any, to paragraph 3 above:]

[list, in detail, the nature of each condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event]

Exhibit D, Page 12

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of ___________, 20__.

__________________________

Exhibit D, Page 13

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of ______, 20 __ with
Section 7.13 of the Credit Agreement

.    Compliance with Section 7.13: Interest Coverage Ratio

1.    Consolidated EBITDA for the twelve month period ending on the    $
    date of calculation (see Schedule A attached)

2.    Consolidated Interest Expense for the twelve month period         $
    ending on the date of calculation

3.    Interest Coverage Ratio
    (Line B1 ÷ Line B2)                                :1.0

Minimum required:    Line B3 shall be greater than or equal to 3.00 to 1.00.

Exhibit D, Page 14

EXHIBIT A TO
SCHEDULE I TO COMPLIANCE CERTIFICATE

Calculation of Consolidated EBITDA*

1.    Consolidated net income of Whirlpool and its Consolidated
Subsidiaries (as determined in accordance with GAAP)            $

2.    To the extent such amounts were deducted in the determination of consolidated net income for the applicable period,

(A)    Consolidated Interest Expense                    $

(1)    Per financial statements:            $_____________
    (2)    Pro forma from Material Acquisitions (positive) and/or
        Material Dispositions (negative):        $__________:

(B)    Taxes in respect of, or measured by, income or excess profits
of Whirlpool and its Consolidated Subsidiaries            $

(C)    Identifiable and verifiable non-recurring restructuring charges
    taken by Whirlpool**                            $

(D)    Depreciation and amortization expense                $

(E)    Non-cash charges, losses and fees                $

(F)    Non-recurring, extraordinary or unusual charges, losses and expenses
                $

(G)    Pro forma Material Acquisition (positive) or Disposition
    (negative) EBITDA                            $___________

3.    Sum of Lines 2(A) through 2(G)                        $

4.    To the extent such amounts were deducted in the determination of consolidated net income for the applicable period,

    (A)    losses (or income) from discontinued operations***            $

    (B)    losses (or gains) from the effects of accounting changes***        $

5.    Sum of Lines 4(A) and 4(B)                            $

6.    To the extent such amounts were not deducted in the determination of consolidated net income for the applicable period, cash charges and expense and fees related to class action or other lawsuits, arbitrations or disputes, product recalls, regulatory proceedings and governmental
    investigations****                                $

7.    Consolidated EBITDA (Line 1 + Line 3 + Line 5 – Line 6)            $
_____

Exhibit D, Page 15

*For the purpose of calculating Consolidated EBITDA for any period, if during such period Whirlpool or one of its Consolidated Subsidiaries shall have made a Material Acquisition or Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect to such Material Acquisition or Material Disposition as if such Material Acquisition or Material Disposition occurred on the first day of such period, as determined in good faith by Whirlpool.

**Restructuring charges described in Line 2(C) shall not exceed $100,000,000 in any twelve month period.

***Income or gains described in Lines 4(A) and 4(B) shall be recorded as negative numbers.

****For the avoidance of doubt, to the extent that any amounts in respect of such charges, expenses and fees described in Line 6 have been reserved for and have reduced Consolidated EBITDA during any prior period, such amounts shall not be subtracted in calculating Consolidated EBITDA for any subsequent period even if such previously reserved amounts are paid in cash during such subsequent period.
Exhibit D, Page 16

EXHIBIT E
(to Credit Agreement)

BORROWING NOTICE

________, 20__

To:     JPMorgan Chase Bank, N.A.
as administrative agent (the “Administrative Agent”)

From:         __________[applicable Borrower]

Re:     Fifth Amended and Restated Long Term Credit Agreement dated as of May 3, 2022 among Whirlpool Corporation, Whirlpool Europe B.V., Whirlpool Canada Holding Co., Whirlpool Global B.V., Whirlpool UK Appliances Limited, the other borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for such lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”).

1.    Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.    We hereby give notice pursuant to Section 2.03(e) of the Credit Agreement that we request the following [Floating Rate Advance] [Term Benchmark Advance]:

Borrowing Date: _______, 20__

Principal Amount*	Agreed Currency**	Interest Period***

Account of [applicable Borrower] to be credited*****:

3.    The undersigned hereby certifies that the representations and warranties contained in Article 6 of the Credit Agreement are true and correct in all material respects as of such Borrowing Date (except for (x) the representations and warranties set forth in Sections 6.04, 6.05 and 6.07 of the Credit Agreement, which representations and warranties shall be true and correct as of the respective dates specified therein, and (y) the representations and warranties set forth in Sections 6.06 and 6.12 of the Credit Agreement solely as such representations and warranties relate to any Subsidiary acquired in connection with a Material Acquisition (including any Subsidiary of the target of such Material Acquisition) consummated within 30 days prior to the applicable Borrowing Date, which representations and warranties shall not be required to be true and correct pursuant to this condition).

Exhibit E, Page 17

4.    Prior to and after giving effect to such Advance, no Default or Unmatured Default exists.

________________________________
[Name of applicable Borrower]

By: ___________________________

Title: __________________________

______________________
* Amount must be $5,000,000 or a larger multiple of $1,000,000; provided, however, that any Floating Rate Advance may be in the aggregate amount of the unused Aggregate Commitment.
** With respect to Floating Rate Advances, Dollars or Sterling. With respect to Term Benchmark Advances, Dollars or euros.
*** With respect to Term Benchmark Advances, one, three or six months.
**** Applicable Borrower to insert all relevant account information, i.e. name of account, account number, routing number, etc.

Exhibit E, Page 18

EXHIBIT F
(to Credit Agreement)

DOLLAR CONTINUATION/CONVERSION NOTICE

________, 20__

To:     JPMorgan Chase Bank, N.A.
as administrative agent (the “Administrative Agent”)

From:         __________[applicable Borrower]

Re:     Fifth Amended and Restated Long Term Credit Agreement dated as of May 3, 2022 among Whirlpool Corporation, Whirlpool Europe B.V., Whirlpool Canada Holding Co., Whirlpool Global B.V., Whirlpool UK Appliances Limited, the other borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for such lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”)

1.    Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.    We hereby give notice pursuant to Section 2.03(f) of the Credit Agreement that we request a continuation or conversion of the following Dollar-denominated [Floating Rate Advance] [Term Benchmark Advance] according to the terms below:

(A)    Date of continuation or conversion
    (which is the last day of the
    the applicable Interest Period)            _______________________

(B)    Principal amount of
    continuation or conversion            _______________________

(C)    Type of Advance                    _______________________

(D)    Interest Period and the last day thereof    *    _______________________

________________________________
[Name of applicable Borrower]

By: ___________________________

Exhibit F, Page 19

Title: __________________________

______________________
* With respect to Term Benchmark Advances, one, three or six months.
Exhibit F, Page 20

EXHIBIT G
(to Credit Agreement)

EURO CONTINUATION/CONVERSION NOTICE

________, 20__

To:     JPMorgan Chase Bank, N.A.
as administrative agent (the “Administrative Agent”)

From:         __________ [applicable Borrower]

Re:     Fifth Amended and Restated Long Term Credit Agreement dated as of May 3, 2022 among Whirlpool Corporation, Whirlpool Europe B.V., Whirlpool Canada Holding Co., Whirlpool Global B.V., Whirlpool UK Appliances Limited, the other borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for such lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”)

1.    Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.    We hereby give notice pursuant to Section 2.03(g) of the Credit Agreement that we request a continuation or conversion of the following euro-denominated Term Benchmark Advance according to the terms below:

(A)    Date of continuation or conversion
    (which is the last day of the
    the applicable Interest Period)            _______________________

(B)    Principal amount of
    continuation or conversion            _______________________

(C)    Interest Period and the last day thereof*    _______________________

Exhibit G, Page 21

________________________________
[Name of applicable Borrower]

By: ___________________________

Title: __________________________

______________________
* One, three or six months.
Exhibit G, Page 22

SCHEDULE I
(to Credit Agreement)
COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$266,000,000.00
BNP Paribas	$266,000,000.00
Citibank, N.A.	$266,000,000.00
Mizuho Bank, Ltd.	$266,000,000.00
Wells Fargo Bank, National Association	$266,000,000.00
Banco Santander, S.A., New York Branch	$185,000,000.00
Bank of America, N.A.	$185,000,000.00
Goldman Sachs Bank USA	$185,000,000.00
ING Bank N.V. Dublin Branch	$185,000,000.00
MUFG Bank, Ltd.	$185,000,000.00
Sumitomo Mitsui Banking Corporation	$185,000,000.00
Unicredit Bank AG, New York Branch	$185,000,000.00
Bank of China, Chicago Branch	$100,000,000.00
Deutsche Bank AG New York Branch	$100,000,000.00
Standard Chartered Bank	$100,000,000.00
The Bank of Nova Scotia	$100,000,000.00
U.S. Bank National Association	$100,000,000.00
Credit Industriel et Commercial, New York Branch	$65,000,000.00
Credit Suisse (Switzerland) Ltd.	$65,000,000.00
Intesa Sanpaolo S.p.A., New York Branch	$65,000,000.00
Societe Generale	$65,000,000.00
The Northern Trust Company	$65,000,000.00
Itau Unibanco S.A., Miami Branch	$50,000,000.00
TOTAL	$3,500,000,000.00

    Schedule I

SCHEDULE I
(to Credit Agreement)
LOC COMMITMENTS

Lender	LOC Commitment	Percentage
JPMorgan Chase Bank, N.A.	$30,000,000	20%
Citibank, N.A.	$30,000,000	20%
BNP Paribas	$30,000,000	20%
Mizuho Bank, Ltd.	$30,000,000	20%
Wells Fargo Bank, National Association	$30,000,000	20%
Total:	$150,000,000	100.00%
    Schedule I

SCHEDULE II
(to Credit Agreement)
TERM BENCHMARK PAYMENT OFFICES
OF THE ADMINISTRATIVE AGENT17

Currency	Term Benchmark Payment Office
Dollars	To: JPMorgan Chase Bank, N.A.
For JPMorgan Chase Bank, N.A.
Euros	To: JPMorgan Chase Bank, N.A.
For: JPMorgan Chase Bank, N.A.

17     Accounts to be provided before payments made.
    Schedule II

SCHEDULE III
(to Credit Agreement)
PRICING SCHEDULE (PART I)
Each of “Unused Commitment Fee Rate”, “Term Benchmark Margin”, “Daily Simple SONIA Margin” and “Alternate Base Rate Margin” means, for any day, the rate set forth below, in basis points per annum, in the row opposite such term and in the column corresponding to the Pricing Level that applies for such day:

Pricing Level	Level I	Level II	Level III	Level IV	Level V
Unused Commitment Fee Rate	7.0	8.0	9.0	11.0	15.0
Term Benchmark Margin / Daily Simple SONIA Margin	75.0	87.5	100.0	112.5	125.0
Alternate Base Rate Margin	0.0	0.0	0.0	12.5	25.0

For purposes of this Schedule, the following terms have the following meanings:
“Level I Pricing” applies at any date if, at such date, Whirlpool’s senior unsecured long-term debt is rated A or higher by S&P or A2 or higher by Moody’s.
Level II Pricing” applies at any date if, at such date, (i) Whirlpool’s senior unsecured long-term debt is rated A- or higher by S&P or A3 or higher by Moody’s and (ii) Level I Pricing does not apply.
“Level III Pricing” applies at any date if, at such date, (i) Whirlpool’s senior unsecured long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody’s and (ii) neither Level I Pricing nor Level II Pricing applies.
“Level IV Pricing” applies at any date if, at such date, (i) Whirlpool’s senior unsecured long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody’s and (ii) none of Level I Pricing, Level II Pricing or Level III Pricing applies.
“Level V Pricing” applies at any date if, at such date, no other Pricing Level applies.
“Moody’s” means Moody’s Investors Service, Inc.
“Pricing Level” refers to the determination of which of Level I, Level II, Level III, Level IV or Level V applies at any date.

    Schedule III

“S&P” means S&P Global Ratings.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of Whirlpool without third-party credit enhancement, and any rating assigned to any other debt security of Whirlpool shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day.
The following provisions are applicable: If Whirlpool is split-rated and the ratings differential is one level, the higher of the two ratings will apply (e.g. BBB+/Baa2 results in Level III Pricing). If Whirlpool is split-rated and the ratings differential is more than one level, the level immediately below the highest rating shall be used (e.g. BBB+/Baa3 results in Level IV Pricing).

    Schedule III

SCHEDULE IV
(to Credit Agreement)
NOTICES
Borrowers:

Whirlpool Corporation
2000 North M-63
Benton Harbor, Michigan 49022
Attn: Treasurer
Telephone:    (269) 923-****
Email: ***************@whirlpool.com
Whirlpool Europe B.V.
c/o Whirlpool Corporation
2000 North M-63
Benton Harbor, Michigan 49022
Attn: Treasurer
Telephone:    (269) 923-****
Email: ***************@whirlpool.com
Whirlpool Canada Holding Co.
c/o Whirlpool Corporation
2000 North M-63
Benton Harbor, Michigan 49022
Attn: Treasurer
Telephone:    (269) 923-****
Email: ***************@whirlpool.com
Whirlpool Global B.V.
c/o Whirlpool Corporation
2000 North M-63
Benton Harbor, Michigan 49022
Attn: Treasurer
Telephone:    (269) 923-****
Email: ***************@whirlpool.com
Whirlpool UK Appliances Limited
c/o Whirlpool Corporation
2000 North M-63
Benton Harbor, Michigan 49022
Attn: Treasurer
Telephone:    (269) 923-****
Email: ***************@whirlpool.com

Agent:

    Schedule IV

For USD:
JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
500 Stanton Christiana Road, NCC5, Floor 1
Newark, DE 19713
Attention: Laura Delgadillo / Andrew Jeans
Facsimile: 302-***-****/ 302-***-****

Email: **********@jpmchase.com / **********@chase.com

For Multicurrency:

JPMorgan Europe Limited
Loans Agency 6th Floor
25 Bank Street, Canary Wharf
London E145JP
United Kingdom
Attention: Loans Agency
Facsimile: +44**********
E-mail: ******************@jpmorgan.com

‘

    Schedule IV